UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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 ☐ Preliminary Proxy Statement
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BJ’s Wholesale Club Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear fellow
shareholder:
BJ’s Wholesale Club Holdings, Inc. 2026 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Thursday, June 18, 2026, at 8:00 a.m., Eastern Time. The Annual Meeting will be held solely by means of remote communication in virtual meeting format. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/BJ2026 where you will be able to listen to the Annual Meeting live, submit questions and vote.
All shareholders of record of our common stock at the close of business on April 27, 2026, the record date, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.
Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares by following the instructions on the notice and access card or proxy card you received as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your voting instructions prior to the Annual Meeting, you may still decide to attend the Annual Meeting and vote your shares during the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement accompanying this letter.
Thank you for your continued support.
Sincerely,

Bob Eddy Chairman and chief executive officer

May 6, 2026

Summary of contents
Notice of annual meeting of shareholders
Proxy summary	i
Table of contents	v
Corporate governance	1
Proposal 1: Election of ten director nominees	9
Director nominee biographies	10
Director compensation	15
Proposal 2: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers	17
Proposal 3: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers	18
Executive compensation	19
Compensation Discussion and Analysis	19
Compensation tables	31
Compensation committee report	45
Proposal 4: Ratification of appointment of independent registered public accounting firm	46
Audit	47
Audit committee report	48
Beneficial ownership	49
Proposal 5: Shareholder proposal	52
Proposal 6: Shareholder proposal	54
Proposal 7: Shareholder proposal	56
Questions and answers about the Annual Meeting	59
Additional information	66

BJ’S WHOLESALE CLUB HOLDINGS, INC. 2026 PROXY STATEMENT
Notice of annual meeting
of shareholders

Date Thursday, June 18, 2026
Time 8:00 a.m. Eastern Time
Place www.virtualshareholdermeeting.com/BJ2026
Record date April 27, 2026
Availability of materials
The proxy statement and our Annual Report for the fiscal year ended January 31, 2026 are available at www.proxyvote.com

Your vote is important

To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:
Internet Online at www.proxyvote.com
Telephone Call 1 (800) 690-6903
Mail Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope
QR code Scan this QR code.

Items of business
1. Election of ten director nominees
2. Approve, on an advisory (non-binding) basis, the compensation of our named executive officers
3. Approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers
4. Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 30, 2027
5. Vote on a shareholder proposal, if properly presented at the meeting
6. Vote on a shareholder proposal, if properly presented at the meeting
7. Vote on a shareholder proposal, if properly presented at the meeting
8. To transact such other business, if any, as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof
The board of directors of the company recommends that you vote “FOR” each director nominee included in Proposal 1 and “FOR” proposals 2 and 4, for “ONE YEAR” for Proposal 3 and “AGAINST” Proposals 5, 6 and 7. The full text of these proposals is set forth in the accompanying proxy statement. Registered shareholders of the company at the close of business on the record date are eligible to vote at the meeting.
We recommend that you review the further information on the process for, and deadlines applicable to, voting, attending the meeting and appointing a proxy under “Questions and answers about the Annual Meeting and voting” on page 59 of the proxy statement. This notice of annual meeting and proxy statement are first being distributed or made available, as the case may be, on or about May 6, 2026.
By order of the board of directors,

Graham N. Luce
Secretary
May 6, 2026

PROXY SUMMARY
This summary highlights information contained in the Proxy Statement and does not contain all of the information you should consider before casting your vote. We encourage you to read the entire Proxy Statement carefully before voting.

Voting matters

Proposal		Board recommendation	Page reference
1	Election of ten director nominees	FOR each nominee	9
2	Approval, on an advisory (non-binding) basis, of compensation of our named executive officers	FOR	17
3	Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers	ONE YEAR	18
4	Ratification of appointment of independent registered public accounting firm	FOR	46
5	Vote on a shareholder proposal	AGAINST	52
6	Vote on a shareholder proposal	AGAINST	54
7	Vote on a shareholder proposal	AGAINST	56

Governance practices
highlights
✔ 9 of 10 current directors are independent	✔ Executive and director stock ownership requirements
✔ Lead (independent) director	✔ Clawback policy
✔ Independent chairs of board committees	✔ Prohibition on hedging or pledging company stock
✔ Annual board and committee evaluations	✔ No shareholder rights plan, aka “poison pill”
✔ Annual election of directors	✔ No supermajority vote requirements in the company’s charter and bylaws

i

Directors
Our directors bring a mix of backgrounds and possess a broad range of skills and expertise that position our Board of Directors (the “board”) to effectively oversee the company’s business. The matrix below summarizes key types of experience, qualifications and skills we value in directors and consider in evaluating the composition of the board.

	Darryl Brown	Dave Burwick	Bob Eddy	Michelle Gloeckler	Maile Naylor	Steve Ortega	Ken Parent	Chris Peterson	Marie Robinson	Rob Steele
Current or former public company CEO
Financial expert
Tech, eComm, digital
AI/cyber experience
Marketing, PR or brand management experience
Human capital, organization development or executive compensation experience
Supply chain experience
Credit and payments experience
Consumer packaged goods experience
Fuel experience
Retail experience
Multi-unit experience
Investor relations experience
Non-BJ’s public company board experience

ii

Director nominees

Name	Age(1)	Director since	Independent	Committee memberships
Darryl Brown	63	2021		Nominating and corporate governance (chair); compensation
Dave Burwick	64	2024		Nominating and corporate governance
Bob Eddy	53	2021
Michelle Gloeckler	59	2019		Nominating and corporate governance
Maile Naylor	52	2019		Audit; nominating and corporate governance
Steve Ortega(2)	64	2023		Audit; compensation
Ken Parent	67	2011		Compensation (chair)
Chris Peterson	59	2018		Audit (chair); compensation
Marie Robinson	58	2023		Audit
Rob Steele	70	2016		Audit

(1)	Ages of director nominees are as of May 6, 2026
(2)	Lead independent director as of January 9, 2025. Prior to this date, Rob Steele served in this role.
Snapshot of board composition

Supermajority is independent	Tenure is well-balanced

Shareholder interests are protected

Nine of our ten director nominees are independent. Bob Eddy is not independent.

An independent board helps to ensure that the directors exercise independent judgment, are willing to question management and are best suited to represent and protect the interests of shareholders.

We believe shareholders benefit from effective board refreshment

The board strives to achieve a balance of service on the board through a mix of new members and perspectives and members with longer tenure with institutional knowledge, as reflected by our director nominees.

iii

Director and executive stock ownership guidelines

Position	Stock ownership guidelines
Chief executive officer	5x annual base salary
Executive vice president	3x annual base salary
Senior vice president	1x annual base salary
Non-employee director	5x annual cash retainer, excluding committee retainers or retainers paid for service as lead director

Shareholder engagement

We perform shareholder outreach throughout the year to engage on topics that are important to them. During fiscal year 2025, we requested meetings with shareholders representing 70% of shares outstanding (as of June 30, 2025). The results of our shareholder outreach are reported to the board.

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This proxy statement (this “Proxy Statement”) and our annual report for the fiscal year ended January 31, 2026 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished to you by and on behalf of the board in connection with our 2026 annual meeting of shareholders (the “Annual Meeting”). References herein to “fiscal year 2023”, “fiscal year 2024”, “fiscal year 2025”, “fiscal year 2026”, “fiscal year 2027” and “fiscal year 2028” refer to the 52 weeks or 53 weeks, as applicable, ending February 3, 2024, February 1, 2025, January 31, 2026, January 30, 2027, January 29, 2028, and February 3, 2029, respectively. As used herein, the terms “company”, “BJ’s”, “we”, “us” or “our” refer to BJ’s Wholesale Club Holdings, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. This Proxy Statement and Annual Report are first being distributed or made available, as the case may be, on or about May 6, 2026.

v

CORPORATE GOVERNANCE
The board is responsible for providing oversight over the company and its senior executives and has adopted policies and processes to enable effective oversight. The following sections provide an overview of our corporate governance structure and other key aspects of our board.

The board has adopted corporate governance guidelines. A copy of these corporate governance guidelines can be found in the “Governance Documents” section of the “Corporate Governance” page of our investor relations website located at investors.bjs.com, or by writing to our secretary at our corporate offices.
Corporate governance practices
The company has a history of strong corporate governance. We are committed to governance policies and practices that serve the interests of the company and its shareholders. Over the years, our board has evolved our practices in the interest of our shareholders. Our governance practices and policies address the following topics, among others:

•  Board independence and qualifications
•  Executive sessions of directors
•  Board leadership structure
•  Director qualification standards
•  Director orientation and continuing education
•  Limits on board service
•  Change of principal occupation
•  Term limits
•  Director responsibilities
•  Director compensation
•  Conflict of interest

•  Board access to management
•  Board access to independent advisors
•  Board and committee self-evaluations
•  Board meetings
•  Meeting attendance by directors and non-directors
•  Meeting materials
•  Board committees, responsibilities and independence
•  Succession planning
•  Risk management
•  Insider trading

Board leadership structure
Our bylaws provide the board with flexibility to combine or separate the positions of chairperson of the board and chief executive officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the company and its shareholders, and the company has operated under both structures in the past. In addition, our corporate governance guidelines provide that, in order to maintain the independent integrity of the board, if the chairperson of the board is a member of management or does not otherwise qualify as an independent director, the independent members of the board may appoint an independent director to serve as lead director.
The board understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, the board, with the assistance of the nominating and corporate governance committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our shareholders.
Mr. Eddy is a seasoned executive with more than 19 years of executive leadership experience. He has deep financial and operational experience and extensive knowledge of the company and its growth strategy, the industry and risk management practices gained from various executive and leadership roles. Our board has determined that it continues to be in the best interests of the company and its shareholders to maintain the combined role of chairman of the board and chief executive officer and re-appoint Mr. Eddy as chairman and chief executive officer of the company. The independent directors believe that having Mr. Eddy serve as chairman and chief executive officer promotes clear accountability and strong leadership, with one person setting the tone for the company’s employees, investors, customers and other stakeholders, and reflecting the optimal balance between independent oversight of management and unified leadership. The board further believes that the company’s chief executive officer is best situated to serve as chairman because he is most familiar with the company’s business and industry, and most capable of effectively providing the unified leadership referenced above by identifying strategic priorities and carrying out the execution of the company’s strategy and business plans. As examples, Mr. Eddy demonstrated his critical leadership after the untimely passing of the company’s former chief executive officer Lee Delaney as well as in the company’s responses to the economic volatility and market shifts related to the COVID-19 pandemic. To ensure the appropriate level of oversight between our independent directors and the chief executive officer, Mr. Ortega will continue to serve as the lead independent director as set forth in our corporate governance guidelines. The board

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continues to expect that the lead director role will enhance and provide further assurances to our shareholders regarding the strong independent oversight exercised by the board. Mr. Ortega was appointed lead director in January 2025 by the independent members then serving on the board and has extensive knowledge and experience of the company. As lead independent director, Mr. Ortega presides over all meetings of the board at which the chairman of the board is not present, including executive sessions of independent directors; approves board meeting schedules and agendas; and acts as the liaison between the independent directors and the chairman of the board. The board believes that it has been able to, and will continue to, provide effective independent oversight of its business and affairs, including risks facing the company through the role of lead independent director, the independent committees of the board, the overall composition of the board and contributions from all of the independent directors and other corporate governance policies in effect.
Director independence
Under our corporate governance guidelines and the New York Stock Exchange (the “NYSE”) rules, a director is not independent unless the board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules. The board has affirmatively determined that each of our directors, other than Mr. Eddy, qualifies as independent under the applicable NYSE rules.
In arriving at the foregoing independence determinations, the board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management. In making the director independence determinations regarding Mr. Peterson, the board considered that Mr. Peterson serves as an executive officer and on the board of directors of Newell Brands, Inc., one of the company’s vendors and from whom we purchase products in the ordinary course of business, on arm’s-length terms, in amounts and under other circumstances that the board determined did not affect Mr. Peterson’s independence. In fiscal year 2025, the company’s payments to Newell Brands, Inc. were less than 1% of Newell Brands Inc.’s net sales, and Mr. Peterson had no direct or indirect material interest in the sales Newell Brands, Inc. makes to the company.
The board also considered that Mr. Burwick continued serving as the chief executive officer of Spindrift Beverage Co., one of the company’s vendors and from whom we purchase products in the ordinary course of business, on an arm’s-length basis, in amounts and under other circumstances that the board determined did not affect Mr. Burwick’s independence. In fiscal year 2025, the company’s payments to Spindrift Beverage Co. were less than 1% of Spindrift Beverage Co.’s net sales and Mr. Burwick had no direct or indirect material interest in the sales Spindrift Beverage Co. makes to the company.
Board committees
The board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of the board when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter.

Director	Audit committee	Compensation committee	Nominating and corporate governance committee
Darryl Brown		●	Chair
Dave Burwick			●
Michelle Gloeckler			●
Maile Naylor	●		●
Steve Ortega(1)	●	●
Ken Parent		Chair
Chris Peterson	Chair	●
Marie Robinson	●
Rob Steele	●

(1)	Mr. Ortega was appointed lead independent director on January 9, 2025. Prior to this date, Mr. Steele served in this capacity from May 2019 until Mr. Ortega’s appointment.

2

Audit committee
Members All independent Chris Peterson (chair) Maile Naylor Steve Ortega Marie Robinson Rob Steele
Our audit committee is responsible for, among other things:
•
assisting the board with its oversight of our accounting and financial reporting process and financial statement audits;
•
assisting the board with its oversight of our disclosure controls procedures and our internal control over financial reporting;
•
assessing the independent registered public accounting firm’s qualifications and independence;
•
engaging the independent registered public accounting firm;
•
overseeing the performance of our internal audit function and independent registered public accounting firm;
•
overseeing risk management processes related to cyber security;
•
assisting with our compliance with legal and regulatory requirements in connection with the foregoing;
•
assisting the board with its risk oversight, including succession planning; and
•
reviewing related party transactions.

Oversees the company’s accounting, auditing, financial reporting practices, and internal controls.

All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. The board has affirmatively determined that each of Mses. Naylor and Robinson and Messrs. Peterson, Ortega and Steele qualifies as “independent” under the NYSE’s standards and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), applicable to audit committee members. In addition, the board has determined that each of Ms. Naylor and Mr. Peterson qualifies as an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

3

Compensation committee
Members All independent Ken Parent (chair) Darryl Brown Steve Ortega Chris Peterson
Our compensation committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives with respect to the compensation of our chief executive officer, evaluating our chief executive officer’s performance in light of these goals and objectives and setting compensation;
•
reviewing and setting or making recommendations to the board regarding the compensation of our other executive officers and overseeing an evaluation of the performance of other executive officers;
•
reviewing and approving employment agreements, consulting arrangements, severance or retirement arrangements or change-in-control agreements;
•
reviewing and making recommendations to the board regarding director compensation;
•
reviewing and approving or making recommendations to the board regarding our incentive compensation and equity-based plans and arrangements, and the granting of stock and other equity awards under such plans;
•
appointing and overseeing any compensation consultants;
•
reviewing and discussing the results of the most recent shareholder advisory vote on executive compensation and reviewing and recommending to the board for approval the frequency with which the company will conduct such votes, taking into account such results;
•
periodically considering the adoption of a policy for recovering incentive-based compensation from executive officers; and
•
periodically reviewing compensation policies and programs and assessing whether they are reasonably likely to have a material adverse effect on the company by encouraging excessive risk-taking.

Oversees the company’s compensation policies and programs.

The board has determined that each of Messrs. Brown, Ortega, Parent and Peterson qualify as “independent” under NYSE’s heightened standards applicable to compensation committee members and each of Messrs. Brown, Ortega, Parent and Peterson qualifies as a “Non-Employee Director” as defined in Section 16b-3 of the Exchange Act.
The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any consultant, counsel or advisor retained by the compensation committee.

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Nominating and corporate governance committee
Members All independent Darryl Brown (chair) Dave Burwick Michelle Gloeckler Maile Naylor
Our nominating and corporate governance committee oversees and assists the board in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee is responsible for, among other things:
•   identifying individuals qualified to become members of the board, consistent with criteria approved by the board, except where the company is otherwise required to provide third parties with the right to designate directors;
•   recommending to the board the nominees for election to the board at annual meetings of our shareholders;
•   overseeing the annual self-evaluations of the board and its committees; and
•   developing and recommending to the board a set of corporate governance guidelines and principles.

Oversees the company’s corporate governance structure and practices.

The board has determined that each of Messrs. Brown and Burwick, and Mses. Gloeckler and Naylor qualifies as “independent” under applicable NYSE rules for purposes of serving on the nominating and corporate governance committee.
Director nominations process
The nominating and corporate governance committee is responsible for recommending candidates to serve on the board and its committees. In considering whether to recommend any particular candidate to serve on the board or its committees or for inclusion in the board’s slate of recommended director nominees for election at the annual meeting of shareholders, the nominating and corporate governance committee considers the criteria set forth in our corporate governance guidelines.
Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly-held company; strong finance experience; relevant social policy concerns; experience relevant to the company’s industry; experience as a board member or executive officer of another publicly-held company; relevant academic expertise or other proficiency in an area of the company’s operations; diversity of expertise and experience in substantive matters pertaining to the company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for reelection, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the board.
The board evaluates each potential director nominee in the context of the board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment using its diversity of experience in these various areas. However, the board recognizes the value of a diverse board and thus has included diversity of background and perspective, including, but not limited to, with respect to age, place of residence and specialized experience, as factors that will be taken into consideration by the nominating and corporate governance committee when evaluating the suitability of, and recommending, candidates for election by shareholders, and by the board in approving such candidates.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the board, management, shareholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm to assist it in identifying candidates to serve as directors of the company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the board evaluation process and other perceived needs of the board.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board to satisfy its oversight responsibilities effectively in light of our business and structure, the board focused primarily on the information discussed in each of the board member’s biographical information set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by shareholders, and such candidates will be considered and evaluated under

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the same criteria described above. Any recommendation submitted to the company should be in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the Securities and Exchange Commission (the “SEC”) to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our bylaws for shareholders to recommend director nominees.
Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the secretary, BJ’s Wholesale Club Holdings, Inc., 350 Campus Drive, Marlborough, Massachusetts 01752. All recommendations for nominations received by the secretary that satisfy our bylaws’ requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Shareholders also must satisfy the notification, timeliness, consent and information requirements set forth in our bylaws. These timing requirements are also described under the heading “Shareholder Proposals and Director Nominations.”
Board role in risk oversight
The board has overall responsibility for risk oversight, including, as part of regular board meetings, general oversight of executives’ management of risks relevant to the company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the board in reviewing our business strategy is an integral aspect of the board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the company. The chief information and digital officer and the vice president of information security and compliance provide an annual cyber security update to the board. While the full board has overall responsibility for risk oversight, it is supported in this function by its various committees, including principally its audit committee. Each of the committees regularly reports to the board.
The audit committee, pursuant to its charter, is responsible for overseeing risk management processes related to cyber security. The audit committee assists the board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes the key areas of risk and the relevant mitigating factors for the board.
The compensation committee assists the board by overseeing and evaluating risks related to the company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters. The compensation committee periodically reviews the company’s compensation policies and programs and assesses whether such policies and programs are reasonably likely to have a material adverse effect on the company by encouraging excessive risk-taking. The nominating and corporate governance committee assists the board by overseeing and evaluating programs and risks associated with board organization, membership and structure, and corporate governance, as well as coordinates, along with the chairman of the board, succession planning discussions. In addition, the board receives periodic detailed operating performance reviews from management.
Given its role in risk oversight, the board believes that any leadership structure that it adopts must allow it to effectively oversee the executives’ management of the risks relating to our operations. Although there are different leadership structures that could allow the board to effectively oversee the management of such risks, and while the board believes its current leadership structure enables it to effectively manage such risks, it was not the primary reason the board selected its current leadership structure over other potential alternatives. See the discussion under the heading “Board leadership structure” above for a discussion of why the board has determined that its current leadership structure is appropriate.
Shareholder engagement
We regularly engage in outreach efforts with our shareholders. During fiscal year 2025, we requested meetings with shareholders representing approximately 70% of shares outstanding and ultimately met by phone or videoconference with shareholders representing approximately 41% of shares outstanding and responded to inbound interest (<1% of shares outstanding). We provided an open forum to each shareholder to discuss and comment on our compensation, governance, and other business practices. Overall, we received constructive feedback from shareholders. The company intends to maintain ongoing relationships with our shareholders as understanding our shareholders’ views is a priority for both our board and management team.

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Human capital
As of January 31, 2026, we had over 35,000 full-time and part-time employees, whom we refer to as team members. None of our team members are represented by a union. We consider our relations with our team members to be good.
Culture. We are driven by a powerful purpose: we take care of the families who depend on us. For our team members, this means creating career opportunities at every level of our company. Our team members include those starting out their careers, those re-entering the workforce and part-time workers as well as managers and executives. Many of our leaders started out as part-time team members in our clubs and distribution centers. Our approach to creating opportunities has enabled us to build a world-class team that is committed to serving our members and making a positive difference in our communities.
Team member engagement. We provide all team members with the opportunity to share their opinions and feedback on our culture through a survey that is performed every year. Results of the survey are measured and analyzed to enhance the team member experience, promote retention of team members, drive change, and leverage the overall success of our company.
Total rewards. We believe our team members are the key to our success and we offer competitive programs to meet the needs of our colleagues and their families. Our programs include annual incentives, 401(k) plans, stock awards, an employee stock purchase plan, paid time off, flexible work schedules, family leave, team member assistance programs, and more, based on eligibility criteria. In addition, beginning in 2024, we made available to directors and more senior team members a retirement program called the non-qualified deferred compensation plan where executives are able to take advantage of a tax deferment retirement vehicle for base and incentive pay as well as for equity. We take the health and wellness of our team members seriously. We provide our eligible team members with access to a variety of innovative, flexible and convenient health and wellness programs. Such programs are designed to support team members’ physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors. The company also provides team members with comprehensive medical benefits, dental, and behavioral and mental wellness benefits.
Team member development. Training and development programs for our team members help retain and advance them into future roles with the company. We provide online and on-the-job training through innovative delivery tools which are easy to use and focused on the core skills needed to be successful at the company. We provide several management and leadership programs that develop and educate our leaders so they can provide the best work environment and growth opportunities to all our team members.
Community involvement. We have a long and proud history of investing in the communities where we live and work. BJ’s Charitable Foundation (the “foundation”) was established with the mission to enrich every community BJ’s serves. The foundation supports nonprofit organizations that primarily benefit the underprivileged in the areas of hunger prevention, education, health and wellness. Throughout the year, the foundation makes multiple direct donations from the company to support food banks and pantry programs in communities that our clubs serve. Since its inception in 2004, the BJ’s Charitable Foundation has awarded over $43.0 million to non-profit organizations and schools, providing vital support in BJ’s communities.
Committee charters and corporate governance guidelines
Our corporate governance guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the “Governance Documents” section of the “Corporate Governance” page of our investor relations website located at investors.bjs.com, or by writing to our secretary at our corporate offices.
Code of business ethics
We have adopted a code of business ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our code of business ethics is available under the “Governance Documents” section of the “Corporate Governance” page of our investor relations website located at investors.bjs.com, or by writing to our secretary at our corporate offices. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of business ethics on our website rather than by filing a current report on form 8-K.
Anti-hedging and anti-pledging policy
The board has adopted an insider trading compliance policy, which applies to all of our directors, officers and certain designated employees. The policy governs the purchase, sale and other dispositions of company securities and prohibits our directors, officers and certain designated employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, short sales and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities. The policy also prohibits the pledging of the company’s securities as collateral to secure loans. We believe our insider trading compliance policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and

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applicable NYSE listing standards. None of our named executive officers has engaged in any hedging transactions with respect to our common stock or pledged any of his or her shares of common stock in the company. A copy of our insider trading compliance policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K filed with the SEC on March 12, 2026.
Board and committee meetings and attendance
During fiscal year 2025, the board met four times, the audit committee met seven times, the compensation committee met five times and the nominating and corporate governance committee met four times. During fiscal year 2025, each of our directors attended at least 75% of the aggregate of (1) the total number of meetings of the board held during the period for which he or she was a director and (2) the total number of meetings for all committees of the board on which he or she served during the periods that he or she served.
Executive sessions
Our corporate governance guidelines require that the board hold executive sessions, which are meetings of the non-management members of the board, at least twice per year, and that our independent directors meet in a private session that excludes management and any non-independent directors at least once per year. Details of our executive session practices can be found in /the “Board of Directors” section of the “Corporate Governance” page of our investor relations website located at investors.bjs.com.
Director attendance at annual meetings of shareholders
We do not have a formal policy regarding the attendance of our board members at our annual meetings of shareholders, but we expect all directors to make every effort to attend any meeting of shareholders. All members of the board then serving attended the 2025 annual meeting of shareholders.
Communications with the board
Any shareholder or any other interested party who desires to communicate with the board, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the secretary at our offices at 350 Campus Drive, Marlborough, Massachusetts 01752. The secretary will forward the communication to the appropriate director or directors.

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Proposal 1 Election of ten director nominees
Our board currently consists of ten directors, each of whom has a term that expires at the Annual Meeting. Since our 2025 annual meeting of shareholders, the number of directors that constitute our board remained at ten as a result of shareholders voting to re-elect all ten directors who had previously served on the board. Our nominating and corporate governance committee regularly evaluates the board’s experience to ensure that it is able to properly perform its function.

Based on an evaluation in accordance with our standard review process for director candidates and the recommendation of the nominating and corporate governance committee, the board has nominated each of the current board members to stand for re-election at the Annual Meeting. The individuals elected to the board will serve for a one-year term expiring at the annual meeting of shareholders to be held in 2027 (the “2027 Annual Meeting”) and until the election and qualification of his or her successor or until his or her earlier death, resignation or removal.

The board unanimously recommends that you vote “FOR” the election of each of the director nominees.

We believe that all of our directors and nominees display personal and professional integrity, satisfactory levels of education and/or business experience, broad-based business acumen, an appropriate level of understanding of our business and its industry and other industries relevant to our business, the ability and willingness to devote adequate time to the work of the board and its committees, skills and personality that complement those of our other directors that help build a board that is effective, collegial and responsive to the needs of our company, strategic thinking and a willingness to share ideas, a diversity of experiences, expertise and background, and the ability to represent the interests of all of our shareholders.
Each director nominee is currently serving as a director of the company. We have no reason to believe that any director nominee will be unable or unwilling to serve, if elected. If, however, prior to the Annual Meeting, the board should learn that any director nominee is unable or unwilling to serve as a director for any reason, and if the board shall designate a substitute nominee, the persons named as proxies will vote for the election of the substitute nominee designated by the board. Alternatively, the persons named as proxies, at the board’s discretion, may vote for that fewer number of nominees as result from the inability of any nominee to serve.
Generally, vacancies or newly created directorships on the board will be filled only by vote of a majority of the directors then in office and will not be filled by the shareholders, unless the board determines by resolution otherwise.
Board recommendation
The board unanimously recommends you vote FOR the election of each of its nominees, Darryl Brown, Dave Burwick, Bob Eddy, Michelle Gloeckler, Maile Naylor, Steve Ortega, Ken Parent, Chris Peterson, Marie Robinson and Rob Steele, as a director to hold office until the 2027 Annual Meeting and until his or her successor has been duly elected and qualified.
The information presented below regarding each director nominee also sets forth specific experience, qualifications, attributes and skills, in addition to those set forth above that led the board to the conclusion that such individual should serve as a director in light of our business and structure.

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Director nominee biographies

Darryl Brown
Director since 2021 Independent 63 years old Nominating and corporate governance committee (chair) Compensation committee (member)
Darryl Brown has been a director of the company since 2021. Mr. Brown is an accomplished senior executive with more than 30 years of experience in consumer-packaged goods and financial services. Currently, he serves as president and chief executive officer of Shadowbrook Investments, LLC, a family-run private equity firm located in southwest Florida. Previously, he served as president, global corporate payments of American Express Company’s Americas division from 2012 to December 2016 and as executive vice president/GM global corporate payments from 2010 to 2012. Prior to joining American Express Company, he held a number of leadership positions at Kraft Foods, where he led the company’s North American retail sales and logistics organization. He holds a Master of Business Administration from Lake Forest Graduate School of Business and a bachelor’s degree of science in accounting from Lincoln University.

Mr. Brown currently serves on the board of Atradius Trade Credit Insurance, an insurance company. He previously served as an advisor and board member of Datanomers, an analytics company, from 2015 to January 2021.

Specific Expertise: Mr. Brown brings to the board a strong leadership track record from his current role as president and chief executive officer of Shadowbrook Investments, LLC and prior leadership positions at American Express Company and Kraft Foods. The board benefits from his deep knowledge of marketing, brand management and the financial services and consumer packaged goods industries.

Dave Burwick
Director since 2024 Independent 64 years old Nominating and corporate governance committee (member)
Dave Burwick has been a director of the company since 2024. Mr. Burwick is a consumer goods executive with decades of strategic leadership experience. He currently serves as chief executive officer of Spindrift Beverage Co. since February 2025. Previously, he served as president and chief executive officer of Boston Beer Company, Inc., an alcoholic beverage company, from April 2018 until March 2024 and also served on its board from May 2005 until March 2024. Prior to joining Boston Beer, Mr. Burwick served as president and chief executive officer of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company, from December 2012 to April 2018. He served as president, North America for WW International, Inc., a leading provider of weight management services, from April 2010 until December 2012. Prior to that, he spent 20 years at PepsiCo, Inc. in a range of senior executive roles, including senior vice president and chief marketing officer for Pepsi-Cola North America.

Mr. Burwick serves on the board of Deckers Outdoor Corporation, a publicly held footwear design and distribution company. He also served on the board of The Duckhorn Portfolio, Inc., a premier luxury wine company from May 2024 to December 2024 and as a member of the Boston Bruins Foundation Advisory Board from January 2019 to December 2024. Mr. Burwick holds a bachelor’s degree in history, cum laude, from Middlebury College and a Master of Business Administration from Harvard Business School.

Specific Expertise: Mr. Burwick brings to the board significant executive experience from his roles as an executive with retail vendors. The board also benefits from Mr. Burwick’s lengthy service on public company boards and his in-depth marketing and brand and consumer packaged goods experience.

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Bob Eddy
Director since 2021 Chairman and CEO 53 years old
Bob Eddy currently serves as chairman of the board, president and chief executive officer of the company. Mr. Eddy joined the company in 2007 as senior vice president, finance and was named executive vice president and chief financial officer in 2011 and served as executive vice president, chief financial and administrative officer from 2018 to April 2021 when he joined the board of directors and became president and chief executive officer. Mr. Eddy was named chairman of the board in June 2023. Prior to joining BJ’s, Mr. Eddy served retail and consumer products companies as a member of the audit and business advisory practice of PricewaterhouseCoopers LLP, in Boston and San Francisco. Mr. Eddy is a graduate of Babson College in Wellesley, Massachusetts, and Phillips Academy in Andover, Massachusetts.

Mr. Eddy currently serves as chairman of the board of directors and executive committee of the National Retail Federation and as a member of the board of trustees of the Boston Children’s Hospital Trust. In September 2023, he became a director of Dick’s Sporting Goods. From 2013 to 2017, Mr. Eddy chaired the Financial Executives Council of the National Retail Federation. He is also a member of the College Advisory Board for Babson College.

Specific Expertise: Mr. Eddy brings to the board a strong leadership track record from his previous roles as a member of the company’s senior leadership team. Given his current role as chief executive officer, Mr. Eddy also brings a broad understanding of the company’s business, operations and growth strategy. The board also benefits from his current and prior external executive leadership roles with the National Retail Federation, as well as his multi-unit expertise and significant experience in investor relations and executive compensation.

Michelle Gloeckler
Director since 2019 Independent 59 years old Nominating and corporate governance committee (member)
Michelle Gloeckler has been a director of the company since 2019. Ms. Gloeckler is a retail executive with more than 30 years of experience in retail, consumer-packaged goods, merchandising, sourcing, manufacturing and strategy. Ms. Gloeckler previously served as interim chief executive officer at Holley Inc., a NYSE-listed designer, marketer and manufacturer of high-performance automotive aftermarket products. She was the executive vice president, chief merchant for Academy Sports & Outdoors, a sporting goods retailer, from August 2016 to January 2019. Ms. Gloeckler served as executive vice president of consumables, health and wellness at Walmart Inc., a NYSE-listed general merchandise retailer, from February 2009 to August 2016, where she led their health and wellness unit and U.S. manufacturing initiative. Prior to that, Ms. Gloeckler held leadership roles at The Hershey Company, a global confectionery. She holds a bachelor’s degree in communication and psychology from the University of Michigan.

Ms. Gloeckler was a director of Duckhorn Portfolio, Inc., an NYSE-listed luxury wine company, from May 2021 through December 2024, of Holley Inc., an NYSE-listed automotive goods company, since July 2021, and of Pairwise Plants LLC, an agriculture technology company, since December 2021. She served on the board of Benson Hill, an agricultural technology company, from February 2019 to February 2021. She served as a member of The University of Michigan Dean’s Advisory Council from 2015-2022.

Specific Expertise: Ms. Gloeckler brings to the board significant experience from her service in senior executive and management positions at major corporations in the retail and consumer packaged goods industries. The board benefits from Ms. Gloeckler’s multi-unit expertise and experience in e-commerce, marketing, human capital and executive compensation. Ms. Gloeckler also brings an important perspective from her service as a director of another public company board.

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Maile Naylor
Director since 2019 Independent 52 years old Audit committee (member) Nominating and corporate governance committee (member)
Maile Naylor has been a director of the company since 2019. Ms. Naylor has spent 25 years working in the investment management industry analyzing and evaluating global consumer discretionary companies. She previously worked as an investment officer at MFS Investment Management, a global asset management company, from September 2005 until her retirement from the investment management industry in April 2018. Prior to that, Ms. Naylor also held positions at Scudder Kemper Investments and Wellington Management, each an investment management firm. She holds a bachelor’s degree in finance from Boston University and is a CFA charter holder.

Ms. Naylor currently serves on the board of NASDAQ-listed Leslie’s, Inc. and Laird Superfood, Inc., which is listed on the NYSE American. She served as a member of the Board of Advisors of the Boston Ballet from June 2018 to September 2025 and President’s Council of the Boston Children’s Museum from October 2019 to October 2022.

Specific Expertise: Ms. Naylor brings to the board a deep knowledge of the investment management industry based on her 25-year career at prominent investment institutions. The board benefits from Ms. Naylor’s extensive background in finance and her experience serving on the board of another public company.

Steve Ortega
Director since 2023 Independent Lead independent director 64 years old Audit committee (member) Compensation committee (member)
Steve Ortega has been a director of the company since 2023 and lead independent director since 2025. Mr. Ortega is an accomplished senior executive and board director with decades of deep retail and digital experience. From 2019 through March 2024, he served as chairman of the board of directors of Leslie’s Inc., a NASDAQ-listed company offering direct-to-consumer pool and spa care products and services. At Leslie’s Inc., Mr. Ortega also served as president and chief executive officer from 2017 to 2020; as president and chief operating officer from 2015 to 2017; as executive vice president, chief financial officer and chief operating officer from 2014 to 2015; and as executive vice president and chief financial officer from 2005 to 2014. Prior to joining Leslie’s Inc., he held a number of leadership positions at BI-LO, LLC, American Stores Company and Lucky Stores, Inc. He holds a bachelor’s degree in accounting from the University of Arizona.

Since 2021, Mr. Ortega also has served on the board of James Avery Artisan Jewelry, a multi-channel jewelry retailer.

Specific expertise: Mr. Ortega brings to the board significant retail and digital experience. The board benefits from Mr. Ortega’s extensive experience holding leadership roles at multiple large retailers. Mr. Ortega also brings important perspective due to his prior service as the chairman of another public company board and his significant executive compensation experience.

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Ken Parent
Director since 2011 Independent 67 years old Compensation committee (chair)
Ken Parent has been a director of the company since 2011. Mr. Parent served as special advisor to the chairman and chief executive officer of Pilot Flying J, the largest travel center operator in North America from January 2021 to April 2023. From 2014 to December 31, 2020, Mr. Parent served as president of Pilot Flying J. In this role, he oversaw all company functions, including human resources, technology, finance, real estate and construction. Mr. Parent also led strategic initiatives on behalf of Pilot Flying J. Prior to becoming president, he served as executive vice president, chief operating officer of Pilot Flying J from 2013 to 2014. Prior to that, Mr. Parent served as Pilot Flying J’s senior vice president of operations, marketing and human resources from 2001 to 2013 where he managed store and restaurant operations, marketing, sales, transportation and supply and distribution. Mr. Parent also serves as the vice-chairman of the board of directors for NASDAQ-listed Westrock Coffee, a leading integrated coffee, tea, flavors, extracts and ingredients provider in the U.S. Mr. Parent holds a Master of Business Administration and a bachelor’s degree in marketing from San Diego State University.

Specific Expertise: Mr. Parent brings to the board significant managerial and operational experience as a result of the various senior positions held during his over 20-year tenure at Pilot Flying J, including as President. The board also benefits from Mr. Parent’s significant compensation and multi-unit expertise and deep knowledge of the fuel and retail industries.

Chris Peterson
Director since 2018 Independent 59 years old Audit committee (chair) Compensation committee (member)
Chris Peterson has been a director of the company since 2018. Mr. Peterson is currently president and chief executive officer as well as a director of the board at NASDAQ-listed Newell Brands, Inc., a consumer and commercial products producer. Mr. Peterson previously served as president and chief financial officer and president, business operations at Newell before assuming his current role in May 2023. Prior to this role, he was chief operating officer, operations at Revlon, Inc., a beauty products retail company, where he led the global supply chain, finance and IT functions from April 2017 to July 2018.

From 2012 to May 2016, Mr. Peterson was at Ralph Lauren, an apparel manufacturing company, where he was recruited as senior vice president, chief financial officer and later served as president, global brands. Prior to his time at Ralph Lauren, he spent 20 years at The Procter & Gamble Company in various roles of increasing responsibility, the latest of which was vice president and chief financial officer, global household care. Mr. Peterson has a bachelor’s degree from Cornell University in operations research and industrial engineering.

Specific Expertise: Mr. Peterson brings to the board significant finance and operations experience in the retail and consumer packaged goods industry through his current chief executive role at Newell Brands, Inc. and his prior positions at Ralph Lauren, Revlon and The Procter & Gamble Company. The board also benefits from Mr. Peterson’s multi-unit expertise and significant experience in investor relations and executive compensation.

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Marie Robinson
Director since 2023 Independent 58 years old Audit committee (member)
Marie Robinson has been a director of the company since 2023. Ms. Robinson served as Sysco’s executive vice president and chief supply chain officer from March 2020 to September 2023. Previously she served as senior vice president, chief operations and transformation officer with Capri Holding Limited, the parent holding company of Michael Kors, Versace and Jimmy Choo and from May 2014 to December 2018 served as Senior Vice President, Corporate Strategy & COO for Michael Kors Holdings Limited. Ms. Robinson’s previous roles include senior vice president, chief logistics officer at Toys “R” Us from April 2012 to April 2014; senior vice president, supply, logistics and customer experience at The Great Atlantic & Pacific Tea Company, Inc. from December 2010 to March 2012; senior vice president, supply chain at Smart & Final Stores, LLC from July 2005 to November 2010; regional director at Toys “R” Us from July 2003 to June 2005; and regional vice president, logistics at Walmart Stores, Inc. from January 1993 to April 2003. She began her career as a logistics officer for the U.S. Army and holds a bachelor’s degree in communications from the University of Alabama and a master’s degree in leadership and organizational studies from Azusa Pacific University.

She currently also serves as an independent director for Lazer Logistics and Voltera, both of which are EQT properties, and as an independent director and a member of Audit and HR Committees of Dakota Supply Group, an ESOP company. Ms. Robinson also serves as a director of Adentra, an architectural products distributor, which is listed on the Toronto Stock Exchange.

Specific Expertise: Ms. Robinson brings to the board significant retail operations experience due to her 30 plus years at companies such as Walmart Stores, Inc., Toys “R” Us, Inc., and Capri Holding Limited. The board benefits from Ms. Robinson’s deep knowledge in operations, logistics and transformation, and significant executive compensation experience.

Rob Steele
Director since 2016 Independent 70 years old Audit committee (member)
Rob Steele has been a director of the company since 2016 and served as lead independent director of the company from 2019 through early January 2025. From 2007 to 2011, Mr. Steele served as vice chairman of global health and well-being at The Procter & Gamble Company, retiring in 2011. Mr. Steele spent 35 years with The Procter & Gamble Company, where he served as group president of global household care, group president of North America, VP North America home care and in a range of brand management and sales positions. Mr. Steele holds a Master of Business Administration from Cleveland State University and a bachelor’s degree in economics from the College of Wooster.

He currently serves on an advisory board for CVC, a private equity and investment advisory firm. He also serves on the board of Berry Global and served on the board of Newell Brands from 2018 to May 2024. Mr. Steele formerly served on the board of Kellogg Company from 2007 to 2012; the board of Beam Co. from 2012 to 2014; the board of Keurig Green Mountain, Inc. from 2013 to 2016; and as trustee of The St. Joseph Home for Handicapped Children from 1995 to 2012. He also previously served on the board of directors of LSI Industries, Inc. from July 2016 to June 2019.

Specific Expertise: Mr. Steele brings to the board strong experience in the consumer packaged goods industry, including his long career at The Procter & Gamble Company, where he held several leadership positions. The board also benefits from Mr. Steele’s consumer packaged goods experience and significant experience in marketing and executive compensation.

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Director compensation
Our non-employee director compensation is intended to attract, retain and appropriately compensate highly qualified individuals to serve on the board. The board and/or the compensation committee review our non-employee director compensation policy annually.

The board is responsible for approving the compensation of our non-employee directors, provided that the compensation committee may make recommendations to the board with respect to non-employee director compensation. For fiscal year 2025, no changes were made to our non-employee director compensation.
The following table sets forth information concerning the compensation of our non-employee directors during fiscal year 2025. Mr. Eddy, our current chairman, president and chief executive officer was an employee of the company during fiscal year 2025 and, therefore, did not receive compensation for his service as a director. The compensation of Mr. Eddy is reflected in the Summary Compensation Table.
In September 2024, pursuant to its 2018 Incentive Award Plan, the company expanded its deferral offering to permit non-employee directors to defer restricted stock unit grants and/or cash retainers earned. In order to effectuate such deferrals, a participant must elect to defer the receipt of the grant(s) (or a portion thereof) before the end of the calendar year preceding the calendar year in which the applicable award is scheduled to be granted.
Upon the vesting of any restricted stock units awarded to any participant who has elected to defer, any shares of the company’s common stock that would otherwise have been issued to the participant upon such vesting are converted to deferred stock units on a one-to-one basis and credited to the deferred account of the participant. The deferred stock units are held in separate deferred accounts for each participant. If dividends are paid with respect to the company’s common stock, each deferred account is credited with the proportional number of whole and fractional stock units.

Director name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation	Total

Darryl Brown(3)	140,000	179,961	—	319,961
Dave Burwick(3)(4)	110,000	179,961	—	289,961
Michelle Gloeckler	110,000	179,961	—	289,961
Maile Naylor(3)	127,500	179,961	—	307,461
Steve Ortega(3)	192,500	179,961	—	372,461
Ken Parent(3)	135,000	179,961	—	314,961
Chris Peterson(3)	155,000	179,961	—	334,961
Marie Robinson(3)	117,500	179,961	—	297,461
Rob Steele	117,500	179,961	—	297,461

(1)	Represents amounts earned in fiscal year 2025 with respect to cash retainers.
(2)
Represents the aggregate grant date fair value of restricted stock unit awards granted during fiscal year 2025, calculated as the closing price per share of our common stock on the NYSE on June 18, 2025 (i.e., $108.28), multiplied by the number of units granted, in accordance with ASC Topic 718. Please see “Executive Compensation—Compensation Discussion and Analysis—Tax and Accounting Considerations—Accounting for Stock-Based Compensation” for further information. As of the end of fiscal year 2025, each of the non-employee directors had 1,662 unvested restricted stock unit awards which had been granted by the company as director compensation. None of our directors forfeited any restricted stock units during fiscal year 2025.

(3)	Each of these non-employee directors has elected to defer 100% of their restricted stock unit award granted during fiscal year 2025 under the company’s non-qualified deferred compensation plan.
(4)
Mr. Burwick’s fees presented in the table above are inclusive of $100,833 of cash retainer fees earned during fiscal year 2025, which were deferred under the Company’s non-qualified deferred compensation plan.

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Narrative disclosure to director compensation table
Pursuant to our non-employee director compensation policy, each non-employee director will receive a cash retainer for service on the board and for service on each committee on which the director is a member in the following amounts:

Annual retainer ($)

Board
All non-employee directors	100,000
Additional retainer for lead director	60,000
Audit committee
Chair	40,000
Members (other than the chair)	17,500
Compensation committee
Chair	35,000
Members (other than the chair)	15,000
Nominating and corporate governance committee
Chair	25,000
Members (other than the chair)	10,000

The annual retainers are earned on a quarterly basis based on a calendar quarter and are paid by the company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a non-employee director does not serve as a director or in the applicable committee or board positions for an entire calendar quarter, such director will receive a pro-rated portion of the applicable retainers otherwise payable to such director for such calendar quarter. We also reimburse our non-employee directors for any travel or other business expenses related to their service as a director.
In addition to the annual cash retainers, each non-employee director receives an annual restricted stock unit grant with a fair market value on the date of grant of $180,000 per year, rounded down to the nearest whole share, which is made pursuant to the BJ’s Wholesale Club Holdings, Inc. 2018 Incentive Award Plan (the “2018 Plan”). The annual equity award will be granted on the date of the annual meeting of shareholders or on the date of such director’s election or appointment to the board, which awards will also be prorated if a director is elected or appointed as of a date other than the date of the annual meeting of shareholders. Each equity award will vest and become exercisable on the earlier of (i) the day immediately preceding the date of the first annual meeting of shareholders following the date of grant and (ii) the first anniversary of the date of grant, subject to the director continuing in service on the board through the applicable vesting date. No portion of an annual equity award that is unvested or unexercisable at the time of a director’s termination of service on the board will become vested and exercisable thereafter. In the event a director is terminated upon or within 12 months following a change in control, as defined in the 2018 Plan, such director’s outstanding equity awards will accelerate and vest in full.
Director stock ownership guidelines
The board adopted the director stock ownership guidelines, pursuant to which non-employee directors are required to own equity in the company at least equal to five times their retainer within five years of their election or appointment. Please see the disclosure under “Executive Compensation—Director and Executive Stock Ownership Guidelines” for more information.

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Proposal 2 Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We submit the compensation of our NEOs to our shareholders for a non-binding advisory vote on an annual basis. Based on the non-binding advisory vote regarding the frequency of future executive compensation advisory votes conducted at this Annual Meeting of Shareholders, the next vote on the non-binding advisory frequency of such non-binding advisory votes will occur no later than our 2032 Annual Meeting of Shareholders.

The board unanimously recommends that you vote “FOR” this advisory proposal.

We encourage our shareholders to review the “Executive Compensation” section of this Proxy Statement for more information. As an advisory approval, this proposal is not binding upon us or the board. However, the compensation committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our shareholders expressed through your vote on this proposal. The board and the compensation committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the shareholders of BJ’s Wholesale Club Holdings, Inc. approve, on an advisory basis, the fiscal year 2025 compensation of BJ’s Wholesale Club Holdings, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in BJ’s Wholesale Club Holdings, Inc.’s Proxy Statement for the 2026 Annual Meeting of Shareholders.”
Board recommendation
The board unanimously recommends you vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our NEOs, as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this Proxy Statement.

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Proposal 3 Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers
As required by Section 14A(a)(2) of the Exchange Act, the below resolution enables our shareholders to vote to approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our NEOs. This proposal (the “Say-on-Frequency Vote”), commonly known as a “say-on-frequency” proposal, gives our shareholders the opportunity to express their views on the frequency of future advisory votes on our NEOs’ compensation. We are providing shareholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS or abstaining. Shareholders are not voting to approve or disapprove of the board’s recommendation. Rather, shareholders are being asked to express their preference regarding the frequency of future say-on-pay votes.

The board unanimously recommends that you vote for every “ONE YEAR” as the frequency, on an advisory (non-binding) basis, of future votes on the compensation of our named executive officers.

We recommend that our stockholders select a frequency of every ONE YEAR. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between us and our stockholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our goal of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Although this advisory vote on the frequency of the “say-on-pay” vote is nonbinding, the board and the compensation committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.
Board recommendation
The board unanimously recommends you vote, on an advisory (non-binding), for every ONE YEAR as the frequency of future advisory votes on the compensation of our NEOs.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section (“Compensation Discussion and Analysis”) discusses the philosophy and material components of our executive compensation program for our named executive officers and the objectives driving the associated practices and decisions.
Executive summary
Our executive compensation program is designed to be flexible and complementary and to collectively serve the principles and objectives of our compensation and benefits programs, including to reflect shareholder values, enhance the link between executive pay and company performance, respond to changing market practices and retain effective leaders who have a significant understanding of our business.
Named executive officers
Our NEOs for fiscal year 2025 were:

Bob Eddy President, Chief Executive Officer	Laura Felice Executive Vice President, Chief Financial Officer

Paul Cichocki Executive Vice President, Chief Commercial Officer	Tim Morningstar Executive Vice President, Chief Growth Officer

Bill Werner Executive Vice President, Strategy and Development

Executive compensation philosophy and objectives
Our executive team is critical to our success and to building value for our shareholders. The principles and objectives of our executive compensation program are to:
ATTRACT, engage and retain the best executives, with experience and managerial talent, enabling us to be an employer of choice in a highly competitive and dynamic industry
ALIGN compensation with our corporate strategies, business and financial objectives and the long-term interests of our shareholders
MOTIVATE and reward executives whose knowledge, skills and performance ensure our continued success
ENSURE that total compensation is fair, reasonable and competitive

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Elements of compensation
The principal components of our executive compensation program are designed to fulfill one or more of the principles and objectives described above. Compensation of our NEOs includes each of the following key elements:

Base salary	Fixed short-term cash	Provides market-competitive fixed cash compensation reflecting role, responsibility and experience. Represents 9% of CEO target compensation and 20% - 26% of other NEO target compensation.
Annual Incentive Plan awards(1)	Variable mid-term cash
Earned based on achievement of a pre-established company financial metrics (adjusted EBITDA and comparable club sales). Designed to align pay to both individual and company performance for the fiscal year.
Represents 15% of CEO target compensation and 17% - 22% of other NEO target compensation.

Long-term incentive awards(2)	Variable long-term equity
Designed to drive company performance; align interests with shareholders; and encourage long-term retention of executives.
Represents 76% of CEO target compensation and 52% - 63% of other NEO target compensation.

(1)	70% of award achievement is based on adjusted EBITDA goal and 30% of award achievement is based on comparable club sales goal.
(2)
Annual performance share unit awards represent 60% of long-term incentive awards for our CEO and 50% of long-term incentive awards for our other NEOs. The shares earned pursuant to these awards vest over a three-year period and are earned based on the achievement of cumulative adjusted EPS growth, as well as annual membership growth and retention, compared to goals established by the compensation committee. The shares earned pursuant to these awards, if any, will cliff vest three years from the grant date, based on continued employment through such date. Annual restricted stock unit awards represent the remaining 40 or 50% of long-term incentive awards, respectively, and vest ratably over a three-year period.

We view each component of our executive compensation program as related, but distinct, and we also regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are met. In addition, we have determined the appropriate level for each compensation component, which is based on our understanding of the competitive market based on the experience of the members of the compensation committee, advice and information provided by Exequity (as defined and described below in “Engagement of compensation consultant”), our recruiting and retention goals, our view of internal equity and consistency, the length of service of our executive officers, our and each executive officer’s overall performance, and other considerations the compensation committee considers relevant. Our executive compensation program is designed to be flexible and complementary and to collectively serve all of the executive compensation principles and objectives described above.
We offer cash compensation, in the form of base salaries, annual company performance-based incentives and, as circumstances warrant, discretionary individual performance-based incentives, that we believe appropriately rewards our executive officers for their contributions to our business. When making awards, the compensation committee considers the company’s financial and operational performance. A key component of our executive compensation program is long-term incentive awards, which are comprised of performance-based and time-based awards as noted above. We emphasize the use of long-term equity awards to incentivize our executive officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for our shareholders. Except as described below, we have not adopted any formal or informal policy or guidelines for allocating compensation between currently paid and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
Each of the primary elements of our executive compensation program is discussed in more detail below.

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Key compensation practices
The following table highlights key features of our executive compensation program that demonstrate the company’s ongoing commitment to promoting shareholder interests through sound compensation governance practices.

WHAT WE DO	WHAT WE DON’T DO
Align the interests of our NEOs with those of our long-term investors by awarding a meaningful percentage of total compensation in the form of equity	Do not allow hedging or pledging of company securities
Grant annual cash incentive compensation opportunities based on pre-established company goals	Do not provide for “single trigger” payment of cash severance or acceleration of time-based equity upon a change in control
Have robust equity ownership guidelines for our directors and executive officers (for our CEO, 5x base salary)	Do not provide for Section 280G excise tax gross-up payments
Have a clawback policy that allows for the recovery of previously paid incentive compensation in the event of a financial restatement	Do not encourage unnecessary or excessive risk-taking as a result of our compensation policies
Engage an independent compensation consultant to advise the compensation committee	Do not allow for repricing of stock options without shareholder approval

Roles of the compensation committee, chief executive officer and management in compensation decisions
Role of the compensation committee
The compensation committee oversees key aspects of the company’s executive compensation programs, including base salaries, annual incentive and long-term incentive awards, and perquisites or other benefits for the company’s executive officers, including our NEOs. The compensation committee approves performance goals for awards granted under our incentive compensation programs. In making its decisions the compensation committee considers a variety of factors, including, but not limited to:
•	our view of the strategic importance of the position;
•
our evaluation of the competitive market based on the experience of the members of the compensation committee with other companies and market information we may receive from executive search firms retained by us;

•	our financial condition and available resources;
•	the length of service of an individual;
•	the compensation levels of our other executive officers, each as of the time of the applicable compensation decision; and
•	the results of our most recent shareholder advisory vote on executive compensation.
Role of the chief executive officer and management
The chief executive officer and management team manage the compensation programs based on the compensation committee’s decisions and directives. The chief executive officer makes recommendations to the compensation committee regarding compensation of executive officers other than himself.
Engagement of compensation consultant
The compensation committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. In accordance with its authority to retain consultants and advisors described above, the compensation committee continued to engage the services of Exequity, LLP (“Exequity”), a national compensation consulting firm, as its compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our compensation program and policies.
All services related to executive compensation provided by Exequity during fiscal year 2025 were conducted under the direction or authority of the compensation committee, and all work performed by Exequity was pre-approved by the compensation committee. Neither Exequity nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. Additionally, during fiscal year 2025, Exequity did not provide any services to us unrelated to executive and director compensation. The compensation committee evaluates Exequity’s independence on an annual basis and has evaluated whether any work provided by Exequity raised any conflict of interest under applicable SEC or NYSE rules for services performed during fiscal year 2025 and determined that it did not.

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Key fiscal year 2025 compensation decisions
The compensation committee generally approves annual compensation levels for NEOs in the first quarter of each fiscal year, though it may make adjustments to compensation at other times of the year. When determining base salaries, annual incentives, long-term incentive awards, and other forms of compensation, the compensation committee takes into consideration a variety of information, including, but not limited to, data generated from the compensation practices of its peer group companies, internal equity, an executive’s experience, knowledge of our business and the retail industry, scope of responsibility, corporate performance and individual performance. In particular, the compensation committee made the following key compensation decisions for fiscal year 2025:
Base salary increased for all NEOs as further described in “Base salary” below;
•
for certain NEOs, increased annual long-term incentive awards (in the form of restricted stock unit awards and performance-based stock units) as further described in “Long-term incentive awards” below; and

•
determined that our NEOs earned 200% of their respective target performance share unit awards for all remaining awards granted in fiscal year 2021, as well as 177% of their respective target performance share unit awards granted in fiscal year 2022, which were earned on April 1, 2025, for the three-year performance period from January 29, 2022 to February 1, 2025.

Assessing competitive practice through peer group comparisons
To gain a general understanding of our current compensation practices, the compensation committee reviews the compensation of executives serving in similar positions at peer group companies. The external market data reviewed for fiscal year 2025 was provided by Exequity.
In reviewing and developing the peer group companies for fiscal year 2025, the compensation committee considered, at the recommendation of Exequity, industry, annual revenue, market capitalization, enterprise value, EBITDA and gross margin, among other factors for each company. With respect to its executive compensation program, the company is reasonably positioned near the median of the peer group companies based on market capitalization and enterprise value. The compensation committee reviews and develops the peer group companies annually with input from Exequity.
Fiscal year 2025 executive compensation peer group companies

Company name	GICS industry
Albertsons Companies, Inc.	Food Retail
Tractor Supply Company	Other Specialty Retail
Burlington Stores, Inc.	Apparel Retail
Dick’s Sporting Goods, Inc.	Other Specialty Retail
Dollar General Corporation	Broadline Retail
Dollar Tree, Inc.	Broadline Retail
Foot Locker, Inc.	Apparel Retail
Kohl’s Corporation	Broadline Retail
Petco Health and Wellness Company, Inc.	Other Specialty Retail
Sprouts Farmers Market, Inc.	Food Retail
Ross Stores, Inc.	Apparel Retail
Target Corporation	Consumer Staples Merchandise Retail
The TJX Companies, Inc.	Apparel Retail
Williams-Sonoma, Inc.	Homefurnishing Retail

In fiscal year 2025, the compensation committee considered the pay practices and compensation levels of executives serving in similar positions at the peer group companies when it determined the base salary adjustments, the change in the target payout levels under our Annual Incentive Plan and the size and mix of equity awards granted to our NEOs, each as described below.

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Base salary
We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. Annual base salaries compensate our NEOs for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation.
The following table sets forth fiscal year 2025 and fiscal year 2024 annual base salaries for our NEOs:

Named executive officer	Fiscal year 2025 base salary ($)(1)	Fiscal year 2024 base salary ($)	Percentage (%) change

Bob Eddy	1,450,000	1,350,000	7%
Laura Felice	800,000	750,000	7%
Paul Cichocki	1,000,000	900,000	11%
Bill Werner	650,000	575,000	13%
Tim Morningstar	850,000	800,000	6%
(1)	Base salaries were effective April 6, 2025 for fiscal year 2025 and have been annualized based on such amounts.
The base salaries of our executive officers, including our NEOs, are reviewed periodically by the compensation committee and our chief executive officer (except with respect to his own base salary), and adjustments are made as deemed appropriate. In determining the amount of base salary that each NEO receives, we consider the executive’s current compensation, tenure, any change in the executive’s position or responsibilities and the complexity and scope of the executive’s position and responsibilities as compared to those of other executives within the company and in similar positions at the peer group companies.
The increases to the base salaries of our NEOs for fiscal year 2025 were designed to maintain or establish, as applicable, each NEO’s base salary near the median of his or her counterpart within the peer group companies and were based on the compensation committee’s review of the benchmarking data for the peer group companies provided by Exequity.
Annual Incentive Plan awards
Our Amended and Restated Annual Incentive Plan, which became effective on March 6, 2025 (the “Annual Incentive Plan”), is designed to reward participants, including our NEOs, for their contributions to the company based on the achievement of pre-established company financial metrics, adjusted EBITDA and comparable club sales. As each NEO’s performance contributes to these metrics, we believe they provide a fair and objective basis on which to evaluate each NEO’s performance and to determine each NEO’s annual cash incentive award under the Annual Incentive Plan.

Financial performance metric (weighting)	Definition	Rationale for selection

Adjusted EBITDA 70%
Net income before interest expense, net, provision for income taxes, and depreciation and amortization, adjusted for the impact of certain other items, including stock-based compensation expense, restructuring, and other adjustments, and, for purposes of setting our performance target under the Annual Incentive Plan, excluding gas profit outside of a specific collar and other adjustments as determined by the compensation committee.

•
Creates a strong focus on our overall profit goal and underlying drivers of revenue growth, cost control, cash generation and ultimately total shareholder return.

•
Directly measures the progress we are making on our strategic growth initiatives

Comparable club sales 30%
Comparable club sales, also known as same-store sales, includes all clubs that were open for at least 13 months at the beginning of the period and were in operation during the entirety of both periods being compared, including relocated clubs and expansions.
• Key valuation driver in the retail industry. • Key financial metric in measuring the company’s performance and demonstrates the effectiveness of our core business activities.

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The compensation committee assigns our NEOs an annual cash incentive target opportunity expressed as a percentage of base salary. For fiscal 2025, these formula-driven cash payouts could have ranged from zero, if company performance fell below minimum thresholds, to 100% of annual incentive opportunity, if the targets were met, and up to a maximum of 200% of the target annual incentive opportunity if performance exceeded target. Our Annual Incentive Plan provides the compensation committee with the authority to reduce the amount of annual cash incentive award paid to a participant, or some or all participants, if the compensation committee determines that such reduction is appropriate. The compensation committee established minimum, target and maximum levels of performance for the adjusted EBITDA and comparable club sales goals shortly after the beginning of fiscal year 2025, based on an assessment of the operating landscape for fiscal year 2025, which may result in variations in these established levels from year to year.
The table below illustrates the relationship between actual adjusted EBITDA and comparable club sales performance for fiscal year 2025 as compared to performance targets, the percentage of performance targets earned and the resulting aggregate cash incentive award attainment determined with interpolation applying for amounts between levels.

(dollars in millions)	Adjusted EBITDA ($)(1)	Comparable club sales ($)	Payout (%)

Minimum	1,052	16,339	0
Target	1,168-1,215	16,795-17,043	100
Maximum	1,289	17,583	200
Actual	1,158(2)	16,775	92
Achievement (%)	92(3)	92

(1)
The compensation committee determined that adjusted EBITDA for fiscal year 2025 was $1.16B and the comparable club sales was $16.8B which resulted in an achievement level of 92% for total AIP payout. The weighting of the adjusted EBITDA and comparable club sales goals is 70% and 30%, respectively.

(2)
Additionally, adjusted EBITDA includes gas profit collared at -30%/+60% of original plan for EBITDA metric. The plan provides credit for over-performance on gas profit up to 160% of original plan and does not penalize for gas profit declines below 70% of original plan. The collar had no impact on adjusted EBITDA for fiscal year 2025.

(3)
As permitted by the Annual Incentive Plan, the compensation committee may adjust or modify the calculation of a performance goal in its discretion. In determining the level of achievement of the financial performance metrics for fiscal year 2025, the compensation committee approved further adjustments to adjusted EBITDA to account for tariff impacts that were not reasonably predicable at the time the compensation committee originally approved the targeted achievement levels. Those adjustments will be offset by a similar adjustment in a future performance period, to the extent a tariff refund is secured.

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Each NEO’s target annual cash incentive award opportunity is expressed as a percentage of his or her base salary in effect at fiscal year-end and is based on peer group benchmark data and the scope of responsibility and impact the executive has on the company’s overall results. The compensation committee maintained the target payout percentage for Mr. Eddy for his fiscal year 2025 award and increased the target payout percentage for Mr. Werner for his fiscal year 2025 award. The target payout percentage aligns Mr. Eddy’s potential annual total cash compensation with the median of the annual total cash compensation paid to executives with similar roles and responsibilities at the peer group companies and were based on the compensation committee’s review of the benchmarking data for the peer group companies provided by Exequity. The increase in the target payout percentage for Mr. Werner was intended to align his potential annual total cash compensation with the median of the annual total cash compensation paid to executives with similar roles and responsibilities at the peer group companies and were based on the compensation committee’s review of the benchmarking data for the peer group companies provided by Exequity.
The following table sets forth fiscal year 2025 target incentives for each of our NEOs as a percentage of base salary, the percentage of target incentive earned for each NEO as a percentage of base salary and the cash incentive award amounts that were paid to each NEO for fiscal year 2025 based on the achievement of the goals described above.

Named executive officer	Annual Incentive Plan target incentive percentage (%)(1)	Annual Incentive Plan target incentive ($)(2)	Percentage earned (%)	Cash incentive award amount ($)(3)

Bob Eddy	175	2,537,500	92	2,334,500(4)
Laura Felice	85	680,000	92	625,600
Paul Cichocki	100	1,000,000	92	920,000
Bill Werner	85	552,500	92	508,300
Tim Morningstar	85	722,500	92	664,700
(1)	Each executive’s target incentive was a percentage of their base salary as of January 31, 2026.
(2)	Calculated as Annual Incentive Plan target incentive percentage multiplied by the NEO’s annual salary.
(3)	Cash incentive award amounts earned for fiscal year 2025 were paid in March 2026.
(4)	Mr. Eddy’s cash incentive award presented in the table above was deferred in its entirety under the Company’s non-qualified deferred compensation plan
Long-term incentive awards
For fiscal year 2025, each of our NEOs received long-term incentive awards that consisted of performance share units and restricted stock unit awards. We designed these awards primarily to motivate, reward and retain our executive officers in a manner that best aligns their interests with the interests of our shareholders. Our executive officers earn performance share units based on the achievement of pre-defined cumulative adjusted EPS and membership goals over a three-year performance period, determined by the compensation committee, and we believe these types of awards provide a direct line of sight for the NEOs between our financial performance and their long-term incentive rewards. Furthermore, the restricted stock unit component of our long-term incentive awards closely aligns the incentives provided by these awards with the interests of our shareholders as our executive officers benefit from restricted stock unit awards when the market price of our common stock increases and all changes to the value of stock, whether positive or negative, directly correspond to those experienced by our shareholders. Therefore, we believe that restricted stock unit awards and performance share units provide meaningful incentives to our executive officers to achieve increases in the value of our stock over time and are an effective tool for meeting our compensation goals of increasing long-term shareholder value by tying the value of the awards to our future performance and by aligning executive officer compensation with the interests of our shareholders. In March 2026, we revised our incentive plan to allow future awards of restricted stock units and performance share units granted to certain executives, including our NEOs, to continue to vest after retirement, subject to certain additional conditions.
Historically, when determining the amount and terms of equity compensation awards, we considered, among other things, market information provided by Exequity, individual performance history, job scope, function, title, outstanding and unvested equity awards and comparable awards granted to other executives at similar levels at the peer group companies. The compensation committee has also drawn upon the experience of its members in making such determinations.

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Based on these considerations and the compensation committee’s review of the benchmarking data for the peer group companies provided by Exequity, the compensation committee determined to set the long-term incentive award amounts for fiscal year 2025, as outlined in the table below, in order to remain competitively positioned with their respective counterparties within the peer group companies.
Target Long-Term Incentive Values

Name	2025 ($)	2024 ($)	Change (%)

Bob Eddy	12,500,000	9,500,000	32%
Laura Felice	2,500,000	2,500,000	0%
Paul Cichocki	3,000,000	3,000,000	0%
Bill Werner	1,300,000	1,300,000	0%
Tim Morningstar	2,375,000	—

(1)
Mr. Morningstar was not a named executive officer in fiscal year 2024 so any long-term incentive award amount for that period has not been disclosed nor has the percentage differential been calculated.

The following table sets forth the types of awards we granted, weighting (based on target value) allocated to each type of award for each of our NEOs and vesting terms of our long-term incentive compensation for fiscal year 2025:

Award type for NEOs	Weighting(1)	Vesting terms

Performance share units	50%
Earned based on the achievement of cumulative adjusted EPS, and membership growth and retention, compared to goals established by the compensation committee and are earned over the three-year performance period ending on January 29, 2028. The shares earned, if any, will cliff vest on April 1, 2028, based on continued employment through such date.

Restricted stock units	50%	Vest in three equal annual installments commencing on April 1, 2026, subject to continued employment through such dates.

(1)	In his role as CEO, Mr. Eddy received 60% performance share units and 40% restricted stock units, while our other NEOs received 50% performance share units and 50% restricted stock units.
Performance share unit awards
We granted performance share unit awards to our NEOs in fiscal year 2025 for 50% of their long-term incentive compensation awards.(1) These performance share unit awards include a revised metric including an additional component relating to the average annual increase in total paid members as well as the annual tenured member renewal rate. The awards may be earned by our NEOs based on cumulative adjusted EPS growth achieved over a three-year performance period from February 2, 2025 to January 29, 2028. Cumulative adjusted EPS means the sum of the earnings per share, determined by the compensation committee in its sole discretion in accordance with generally accepted accounting practices in the United States, for each of the three fiscal years in the applicable performance period, adjusted to account for: (i) unusual or one-time items of expense or income, including without limitation, asset impairment charges, charges associated with closing or relocating of a club, charges related to debt refinancing or other capital market transactions; (ii) income or expense related to discontinued operations; (iii) restructuring charges including severance charges related to the restructuring and any other non-recurring or out of period charge as approved by the compensation committee and the tax impact of the foregoing adjustments on net income; (iv) changes to corporate tax rates; (v) the effects of acquisitions, divestitures, stock split-ups, stock dividends or distributions, recapitalizations, warrants or rights issuances or combinations, exchanges or reclassifications with respect to any outstanding class or series of our common stock; (vi) a corporate transaction, such as any merger of the company with another corporation, any consolidation of the company and another corporation into another corporation, any separation of the company or its business units; or (vii) any reorganization of us, or any partial or complete liquidation or sale of all or substantially all of our assets. We use cumulative adjusted EPS to set our performance target under the performance share unit awards because we believe (a) it aligns closely with overall shareholder value and indicates our ability to create the same and (b) it is a metric commonly used by companies in our peer group and in the general industry. As each NEO’s performance contributes to this metric, we believe it provides a fair and objective basis on which to evaluate each NEO’s performance and to determine each NEO’s performance share unit award.
The number of units that will be earned, as a percentage of the target number of units granted, is based on threshold, target and maximum levels of performance established by the compensation committee shortly after the beginning of fiscal year 2025, based on their assessment of the company outlook, which may result in variations in these established levels from year to year. For

(1)	Performance share units represent 60% of our CEO’s long-term incentive compensation award.

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fiscal year 2025, consistent with prior years, the adjusted EPS performance levels were increased based on growth expectations for the business. If our cumulative adjusted EPS does not equal or exceed the threshold level established, then our NEOs will not be entitled to earn any shares pursuant to these performance share units. To the extent our performance falls between two of the established levels of performance, the percentage earned will be determined based on straight-line interpolation between the percentages that would have been earned for the established levels of performance. Pursuant to these levels of performance, each NEO could earn between 0% and 200%, respectively, of his or her target performance share units. Additional performance share units of up to 100% of the target number may be earned based on membership growth and retention goals. The maximum total payout is 300% of target. The shares earned, if any, will cliff vest as of the end of the three-year performance period subject to continued employment through April 1, 2028.
The table below illustrates the fiscal year 2025 performance share unit awards at target, and can be used to determine the relationship between level of achievement and the performance share unit awards earned as a percentage of target performance, with interpolation applying for amounts between levels.

Fiscal year 2025 target amounts
Name	Grant date fair value ($)	Units (#)(1)

Bob Eddy	7,499,941	65,285
Laura Felice	1,249,894	10,880
Paul Cichocki	1,499,988	13,057
Bill Werner	649,991	5,658
Tim Morningstar	1,187,400	10,336

(1)
The target number of units granted to each of our NEOs was determined based on the target dollar value divided by the estimated grant date fair value per unit which was determined by using the fair market value of our common stock on April 1, 2025, which was $114.88.

Status of Performance Share Unit Awards
In fiscal years 2021 through 2025, we granted performance-based restricted share unit awards to our NEOs with performance criteria relating to cumulative adjusted EPS growth during the performance period compared to goals established by the compensation committee for the performance period. The performance-based awards granted in fiscal years 2024 and 2025 also included performance criteria relating to membership growth and retention.
The table below provides a summary of the 2022 PSU awards paid out in fiscal year 2025 at 177% of Target Earned, as well as certain 2021 PSU awards paid out at 200% of Target Earned:

Name	PSU target shares	PSU vested shares

Bob Eddy(1)	51,752	167,289
Laura Felice	11,089	19,627
Paul Cichocki	18,482	32,713
Bill Werner(2)	28,828	35,089
Tim Morningstar	11,089	19,627

(1)
Mr. Eddy’s PSU vested shares include 75,688 shares which completed the performance period and earned the maximum 200% vesting achievement during fiscal year 2024. These shares, granted in fiscal year 2021, were subject to continuous employment through February 3, 2025, and were paid out during fiscal year 2025. See “Outstanding equity awards at fiscal 2025 year-end” for additional discussion on this award.

(2)
Mr. Werner’s PSU target shares include 10,348 shares, granted in fiscal year 2021, which have completed the performance period and earned the maximum 200% vesting achievement, subject to continuous employment through September 27, 2026. These shares are expected to vest and be paid to Mr. Werner during fiscal year 2026. See “Outstanding equity awards at fiscal 2025 year-end” for additional discussion on this award.

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Restricted stock unit awards
We also granted restricted stock unit awards to our NEOs for fiscal year 2025. These awards comprise 40% of these long-term incentive compensation award for our CEO and 50% of the long-term incentive compensation awards for the other NEOs. The restricted stock units vest in three equal annual installments commencing on April 1, 2026, subject to continued employment through such dates. The following table sets forth the restricted stock unit awards granted to each of our NEOs for fiscal year 2025.

Fiscal year 2025 restricted stock unit awards
Name	Grant date fair value ($)	Share (#)(1)

Bob Eddy	4,999,922	43,523
Laura Felice	1,249,894	10,880
Paul Cichocki	1,499,988	13,057
Bill Werner	649,991	5,658
Tim Morningstar	1,187,400	10,336

(1)
The number of shares granted to each of our NEOs was determined based on the target dollar value divided by the estimated grant date fair value per share which was determined by using the fair market value of our common stock on April 1, 2025 which was $114.88.

Other compensation components
401(k) plan
We have established a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to reduce their current compensation by up to the prescribed annual limit and contribute these amounts to the 401(k) plan. This plan provides for company matching contributions of 50% of the first 6% of an employee’s covered compensation.
Non-Qualified Deferred Compensation Plan
In November 2023, the compensation committee adopted the BJ’s Wholesale Club, Inc. Non-Qualified Deferred Compensation Plan (the “Executive NQDC Plan”) effective on January 1, 2024.
Pursuant to the Executive NQDC Plan, a select group of management or highly compensated employees of the Company (“participants”), including the company’s NEOs, are eligible to participate by making an annual irrevocable election to defer up to fifty percent (50%) of the participant’s annual base salary, as well as up to one hundred percent (100%) of any annual cash incentive award. A participant will be 100% vested at all times in their elective deferral account within the Executive NQDC Plan. Deferred amounts are held for each participant in separate individual accounts in an irrevocable rabbi trust. The accounts are credited with earnings or losses based on the rate of return of notional investment options designated by the trustee of the rabbi trust and selected by the participant, which he or she may change at any time.
In addition, the company may elect, during any single plan year, to provide a discretionary contribution to the Executive NQDC Plan to a select management participant on such participant’s behalf. Select eligible management participants include the company’s NEOs.
In September 2024, pursuant to its 2018 Incentive Award Plan, the company expanded its deferral offering to permit director level or higher employees (including the company’s NEOs) to defer performance stock unit and restricted stock unit grants. In order to effectuate such deferrals, a participant must elect to defer the receipt of the grant(s) (or a portion thereof) before the end of the calendar year preceding the calendar year in which the applicable award is scheduled to be granted.
Upon the vesting of any restricted stock units or performance share units awarded to any participant who has elected to defer his or her restricted stock unit or performance share unit grants, any shares of the company’s common stock that would otherwise have been issued to the participant upon such vesting are converted to deferred stock units on a one-to-one basis and credited to the deferred account of the participant. The deferred stock units are held in separate deferred accounts for each participant. If dividends are paid with respect to the company’s common stock, each deferred account is credited with the proportional number of whole and fractional stock units.
In April of fiscal year 2025, the company made a discretionary contribution to the NEOs participating in the Executive NQDC Plan equivalent to 5% of their base compensation (plus any applicable tax gross ups), which totaled $397,873.

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The benefits under the Executive NQDC Plan will be paid to the participant, or in the event of death, to the participant’s beneficiary, following the earliest of the participant’s separation from service, death, disability, or the specified time elected by the participant, either in installments or in a lump sum payment in accordance with the terms of the Executive NQDC Plan and provisions established by the company. If a participant dies before receiving the full value of the deferral account balances, the designated beneficiary would receive a lump sum of the remaining balance.
Employee benefits and perquisites
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market.
Additional benefits received by our employees, including our NEOs, include medical and dental benefits, flexible spending accounts, short-term and long-term disability insurance and accidental death and dismemberment insurance. We also provide basic life insurance coverage to our employees, as well as executive life insurance to certain key executives, including our NEOs. We reimburse certain financial counseling and estate planning expenses for certain executives, including our NEOs. We believe providing such perquisites enables us to provide a competitive package that allows us to attract and retain top talent.
In addition, for safety and security reasons, the company determined that it was in shareholders’ best interest that Mr. Eddy travel via company aircraft whenever feasible. As a result, Mr. Eddy is provided an allowance to use company aircraft for personal use. We have a written policy that sets forth guidelines and procedures regarding personal use of company aircraft. In fiscal year 2025, Mr. Eddy (and immediate family members traveling with him) were permitted to use our company aircraft for up to $250,000 per calendar year of personal flight time. We do not reimburse for taxes relating to any imputed income for his personal travel and the personal travel of his family members when they are accompanying him. For fiscal year 2025, the aggregate incremental cost of Mr. Eddy’s personal use of company aircraft was $245,777. Such aggregate incremental cost of the personal use of our company aircraft reflects the marginal incremental private plane charter costs to the company and excludes any fixed contract costs.
We do not view perquisites, other than the use of company aircraft as discussed above, or other personal benefits as a significant component of our executive compensation program. We view the personal use of a company aircraft to be a significant benefit that assists us in attracting and retaining top talent while allowing our executives to serve the company without personal travel related distractions, as well as providing important safety and security benefits. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, ensure safety, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for our NEOs will be approved and subject to periodic review by the compensation committee and we do not expect such perquisites to become a significant component of our compensation program.
Severance and change in control benefits
We have entered into employment agreements with each of our NEOs and believe that it is in the best interests of our shareholders to extend the severance benefits set forth therein to our executives to reinforce and encourage retention and focus on shareholder value creation without distraction. In determining the appropriate severance entitlements to provide our NEOs, the compensation committee reviewed general market trends in consultation with our compensation consultant, Exequity. The material elements of these employment agreements are summarized below under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.”
Executive stock ownership guidelines
In order to complement our compensation programs and further align the interests of our NEOs with those of our shareholders, our board adopted executive stock ownership guidelines pursuant to which (i) our chief executive officer is required to own equity in the company equal to at least five times his annual base salary, (ii) each executive vice president is required to own equity in the company equal to at least three times his or her annual base salary and (iii) each senior vice president is required to own equity in the company equal to at least one times his or her annual base salary. Please see the disclosure under “—Director and Executive Stock Ownership Guidelines” for more information.
Additional information
Anti-hedging and anti-pledging policy
None of our NEOs has engaged in any hedging transactions with respect to our common stock or pledged any of his or her shares of common stock in the company. Additionally, our board adopted an anti-hedging and anti-pledging policy, which applies to all of our directors, officers and certain designated employees. The policy prohibits our directors, officers and certain designated employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, short sales and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities and also prohibits the pledging of the company’s securities as collateral to secure loans.

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Clawback policy
The company’s amended and restated clawback policy is in compliance with the SEC’s rules and NYSE’s listing rules. The policy provides that in the event the company is required to prepare a material financial restatement, the company shall reasonably promptly recover the amount of cash and equity incentive compensation received by executive officers during the three completed fiscal years preceding the publication of a material financial restatement of the company’s financial statements that exceeds the amount that otherwise would have been received by the executive officer had such compensation been determined based on the restated amounts in the material financial restatement, computed without regard to any taxes paid. Our amended and restated clawback policy applies to all incentive compensation approved or awarded on or after October 2, 2023.
Tax and accounting considerations
Section 162(m) of the Internal Revenue Code
Generally, Section 162(m) of the Internal Revenue Code, disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1 million paid in any taxable year to certain “covered employees.”
Our compensation committee believes that our shareholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense. Therefore, the compensation committee may implement programs that recognize a full range of criteria important to our success and to ensure that our executive officers are compensated in a manner consistent with our best interests and those of our shareholders, even where the compensation paid under such programs may not be deductible under Section 162(m) of the Internal Revenue Code.
Section 280G of the Internal Revenue Code
Section 280G of the Internal Revenue Code of 1986 (the “Internal Revenue Code”) disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, incentive payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the compensation committee will consider all elements of the cost to the company of providing such compensation, including the potential impact of Section 280G. However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.
Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code requires that “non-qualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.
Accounting for stock-based compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of restricted stock, restricted stock units, performance share units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. The compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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Summary Compensation Table
The table below (“Summary Compensation Table”) sets forth the compensation earned by or paid to our NEOs for fiscal year 2025, fiscal year 2024 and fiscal year 2023 presented in accordance with SEC rules. Mr. Morningstar was not a NEO in either fiscal year 2023 or fiscal year 2024.

Fiscal year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other Compensation ($)(4)	Total ($)

Bob Eddy President and Chief Executive Officer
2025	1,432,701	—	12,499,863	2,334,500	410,972	16,678,036
2024	1,350,003	—	9,499,864	2,413,766	344,519	13,608,152
2023	1,350,005	—	7,999,978	1,215,000	293,569	10,858,552
Laura Felice Executive Vice President, Chief Financial Officer
2025	791,355	—	2,499,788	625,600	82,455	3,999,198
2024	750,006	—	2,499,928	651,334	86,111	3,987,379
2023	751,448	125,000(5)	1,699,860	382,500	76,769	3,035,577
Paul Cichocki Executive Vice President, Chief Commercial Officer
2025	982,696	—	2,999,976	920,000	106,411	5,009,083
2024	900,016	—	2,999,929	919,530	277,827	5,097,302
2023	908,670	—	2,699,876	540,000	24,183	4,172,729
Bill Werner Executive Vice President, Strategy and Development
2025	637,022	—	1,299,982	508,300	76,400	2,521,704
2024	575,016	—	1,299,957	440,608	82,083	2,397,664
2023	579,850	125,000(5)	1,299,884	258,750	73,963	2,337,447
Tim Morningstar Executive Vice President, Chief Growth Officer
2025	841,358	—	2,374,800	664,700	95,436	3,976,294
2024	—	—	—	—	—	—
2023	—	—	—	—	—	—

(1)	This amount reflects salary earned during the fiscal year, including any salary adjustments made during the fiscal year. Fiscal year 2025 was 52 weeks long.
(2)
Amounts set forth in the Stock awards column represent the aggregate grant date fair value of awards granted in the respective fiscal year computed in accordance with ASC Topic 718. Please see “—Compensation Discussion and Analysis—Tax and Accounting Considerations—Accounting for Stock-Based Compensation” for further information regarding the calculation of these awards. The grant date fair value of the restricted stock unit awards granted during each respective year was calculated as the closing price per share of our common stock on the NYSE on the applicable date of grant multiplied by the number of shares granted. The grant date fair value of PSUs is reported based on the probable outcome of the performance conditions (target) on the grant date. Assuming performance at the maximum (300%) payout level, the value of PSUs granted in fiscal year 2025 was: Mr. Eddy, $22,499,823; Ms. Felice, $3,749,682; Mr. Cichocki, $4,499,964; Mr. Werner, $1,949,973; and Mr. Morningstar $3,562,200. The value of the restricted stock unit awards and performance stock units granted to our NEOs for fiscal year 2025 is reflected in the Fiscal Year 2025 Grants of plan-based awards table below.

(3)
Amounts reported reflect annual cash incentive awards earned by our NEOs pursuant to our Annual Incentive Plan related to the respective year’s performance, which was paid in March of the following year. Please see “—Compensation Discussion and Analysis—Annual Incentive Plan Awards” for further information regarding the Annual Incentive Plan and our annual cash incentive awards.

(4)	All other compensation for fiscal year 2025 has been further explained in the table below.

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(5)
These amounts reflect cash transition awards granted in fiscal year 2021 and paid in fiscal year 2023 in connection with the transition from non-qualified stock options to performance share units in fiscal year 2020. The compensation committee determined to grant these cash transition awards after considering retention factors associated with the equity scheduled to vest each year given the delayed vesting period associated with the performance share units as opposed to the annual vesting associated with the non-qualified stock options. All cash transition awards have been paid and no further cash transition awards are outstanding. At this time, the company does not anticipate granting new cash transition awards. Please see “—Compensation Discussion and Analysis – Long Term Incentive Awards” for further information regarding cash transition awards.

All other compensation for fiscal year 2025

Name	Employer 401(k) matching contributions ($)(1)	Executive NQDC Plan Discretionary Contributions ($)	Executive life insurance contributions ($)	Other ($)(2)	Total ($)

Bob Eddy	10,500	122,772	13,953	263,747	410,972
Laura Felice	10,500	68,207	1,503	2,245	82,455
Paul Cichocki	10,500	81,848	6,480	7,583	106,411
Bill Werner	10,500	52,292	4,627	8,981	76,400
Tim Morningstar	10,500	72,754	3,197	8,985	95,436

(1)
Our 401(k) plan provides for company matching contributions of 50% of the first 6% of an employee’s covered compensation. Company matching contributions vest ratably over an employee’s first four years of employment.

(2)
Amounts include use of a private plane (for Mr. Eddy in the amount of $245,777), tax preparation services, financial planning services, estate planning services, and other immaterial miscellaneous income. A family member of an NEO may, on occasion, accompany an NEO on a private plane being used for business travel; there is no aggregate incremental cost associated with such family member travel.

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Grants of plan-based awards for fiscal year 2025
The following table sets forth information regarding grants of plan-based awards made to our NEOs during fiscal year 2025:

Name	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units(3) (#)	Grant date fair value of stock awards(4) ($)

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target(2) (#)	Maximum (#)

Bob Eddy		—	2,537,500	5,075,000	—	—	—	—	—
	4/1/2025	—	—	—	—	—	—	43,523	4,999,922
	4/1/2025	—	—	—	—	65,285	195,855	—	7,499,941
Laura Felice		—	680,000	1,360,000	—	—	—	—	—
	4/1/2025	—	—	—	—	—	—	10,880	1,249,894
	4/1/2025	—	—	—	—	10,880	32,640	—	1,249,894
Paul Cichocki		—	1,000,000	2,000,000	—	—	—	—	—
	4/1/2025	—	—	—	—	—	—	13,057	1,499,988
	4/1/2025	—	—	—	—	13,057	39,171	—	1,499,988
Bill Werner		—	552,500	1,105,000	—	—	—	—	—
	4/1/2025	—	—	—	—	—	—	5,658	649,991
	4/1/2025	—	—	—	—	5,658	16,974	—	649,991
Tim Morningstar		—	722,500	1,445,000	—	—	—	—	—
	4/1/2025	—	—	—	—	—	—	10,336	1,187,400
	4/1/2025	—	—	—	—	10,336	31,008	—	1,187,400

(1)
Reflects the possible payouts of annual cash incentive compensation pursuant to the Annual Incentive Plan. The actual amounts that were paid are set forth in the “Non-equity incentive plan compensation” column of the Summary Compensation Table above. See also, “—Compensation Discussion and Analysis—Annual Incentive Plan Awards”.

(2)
Represents performance share units granted as incentive compensation for fiscal year 2025. The performance share units granted to the NEOs are earned based on performance-based vesting hurdles, which are based on the achievement of cumulative adjusted EPS, as well as annual membership growth and retention during fiscal years 2025, 2026 and 2027, with the shares earned, if any, also subject to vesting based on continued employment through April 1, 2028. Pursuant to the terms of the Executive NQDC Plan, Mr. Eddy has elected to defer receipt of the performance share units reflected above upon vesting. Please see “—Compensation Discussion and Analysis—Non-Qualified Deferred Compensation Plan” for further information regarding the Executive NQDC Plan.

(3)
Represents shares of restricted stock units granted as incentive compensation for fiscal year 2025. The shares granted to the NEOs are subject to vesting in equal installments on each of April 1, 2026, 2027 and 2028, subject to continued employment through such dates.

(4)
Amounts represent the grant date fair value of each award granted in fiscal year 2025 computed in accordance with ASC Topic 718. Please see “—Compensation Discussion and Analysis—Tax and Accounting Considerations—Accounting for Stock-Based Compensation” for further information regarding the calculation of these awards.

Narrative disclosure to Summary Compensation Table and grants of plan-based awards table
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and grants of plan-based awards table for fiscal year 2025 was paid or awarded, are described above under “—Compensation Discussion and Analysis.”
In fiscal year 2025, we granted restricted stock unit awards and performance share unit awards to each of our NEOs. All awards were granted pursuant to the 2018 Plan, as described above in the grants of plan-based awards table for fiscal year 2025. The vesting of each award is subject to acceleration and post-termination exercisability in connection with the death or disability of the NEO as well as certain termination triggering events described below under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.” To the extent we pay dividends in the future, dividends otherwise payable with respect to unvested shares of restricted stock units will be retained by us and will only be paid if and when the underlying shares of restricted stock units vest.

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The terms of the employment agreements that we have entered into with our NEOs are described below under “—Employment Agreements and Potential Payments Upon Termination or Change in Control.”
Outstanding equity awards at fiscal 2025 year-end
The following table sets forth certain information with respect to outstanding equity incentive plan awards held by our NEOs as of January 31, 2026:

	Options awards			Stock awards
Name	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Bob Eddy	262,500	17.00	6/27/2028	17,528(2)	1,620,288	75,690(5)	6,996,784
	76,114	27.59	4/1/2029	42,426(3)	3,921,859	48,376(6)	4,471,911
	—	—	—	43,523(4)	4,023,266	185,907(7)	17,185,243
	—	—	—	—	—	130,570(8)	12,069,891
Laura Felice	70,315	17.00	6/27/2028	3,725(2)	344,339	10,279(6)	950,206
	20,387	27.59	4/1/2029	11,165(3)	1,032,093	48,921(7)	4,522,257
	22,437	25.07	4/1/2030	10,880(4)	1,005,747	21,760(8)	2,011,494
Paul Cichocki	—	—	—	5,916(2)	546,875	16,326(6)	1,509,205
	—	—	—	13,398(3)	1,238,511	58,707(7)	5,426,875
	—	—	—	13,057(4)	1,206,989	26,114(8)	2,413,978
Bill Werner	20,387	27.59	4/1/2029	2,848(2)	263,269	20,696(9)	1,913,138
	22,437	25.07	4/1/2030	5,806(3)	536,707	7,860(6)	726,623
	—	—	—	5,658(4)	523,026	25,440(7)	2,351,674
	—	—	—	—	—	11,316(8)	1,046,051
Tim Morningstar	—	—	—	3,944(2)	364,583	10,885(6)	1,006,165
	—	—	—	8,932(3)	825,674	39,138(7)	3,617,917
	—	—	—	10,336(4)	955,460	20,672(8)	1,910,920

(1)	Market values reflect the closing price of our common stock on the NYSE on January 30, 2026 (the last business day of fiscal year 2025), which was $92.44.
(2)
Represents unvested portion of restricted stock awards granted for fiscal year 2023, with one-third having vested on each of April 1, 2024 and 2025 and one-third scheduled to vest on April 1, 2026, subject to continued employment with us through such dates.

(3)
Represents unvested portion of restricted stock units granted for fiscal year 2024, with one-third having vested on April 1, 2025 and one-third scheduled to vest on each of April 1, 2026 and 2027, subject to continued employment with us through such dates.

(4)
Represents unvested portion of restricted stock units granted for fiscal year 2025, with one-third scheduled to vest on each of April 1, 2026, 2027 and 2028, subject to continued employment with us through such dates.

(5)
Represents performance share units granted to Mr. Eddy in connection with his promotion to president and chief executive officer of the company, which provided Mr. Eddy with the ability to earn and receive shares of common stock equal to between 50% and 200% of the number of performance share units subject to the award after the end of the three-year performance period that began on January 30, 2021 and ended on February 3, 2024, based on the achievement of cumulative adjusted EPS over such performance period. The shares earned were also subject to vesting based on continued employment, with one-third of the number of performance share units earned vested at the end of the fiscal year ended February 3, 2024, one-third vested on February 3, 2025, and one-third vesting on February 3, 2026, subject to continued employment through such dates. Based upon our actual performance for the three-year performance period ended February 3, 2024, these awards have been earned at a level of maximum performance, i.e., 200% of the target amount. In accordance with SEC rules, these awards are reflected in the table at the actual performance level achieved (i.e., 200% of the target amount).

(6)
Represents performance share units granted in fiscal year 2023, which provided our NEOs the ability to earn and receive shares of common stock equal to between 0% and 200% of the number of performance share units subject to the award after the end of the three-year performance period that began on January 29, 2023 to January 31, 2026. Performance achievement is based on cumulative adjusted EPS over such

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performance period, with the shares earned, if any, also subject to vesting based on continued employment through the end of such three-year performance period. Based upon our actual performance for the three-year performance period ended January 31, 2026, these awards have been earned at 92% of the target amount. In accordance with SEC rules, these awards are reflected in the table at the actual performance level achieved (i.e., 92% of the target amount).
(7)
Represents performance share units granted in fiscal year 2024, which provided our NEOs the ability to earn and receive shares of common stock equal to between 0% and 300% of the number of performance share units subject to the award after the end of the three-year performance period that began on February 4, 2024 to January 30, 2027. Performance achievement is based on cumulative adjusted EPS, and average annual membership growth and tenured member renewal rate, over such performance period. Shares earned under these awards only vest if the NEO remains employed through April 1 following the end of the three-year performance period. Based on relative performance through the end of fiscal year 2025, we estimate these awards will be earned at a level above target but below maximum (i.e., between 100% and 300% of the target amount). As required by SEC rules, however, the table reflects these awards at maximum performance (300% of target) assuming maximum achievement of both cumulative adjusted EPS and membership growth.

(8)
Represents performance share units granted in fiscal year 2025, which provided our NEOs the ability to earn and receive shares of common stock equal to between 0% and 300% of the number of performance share units subject to the award after the end of the three-year performance period that began on February 2, 2025 to January 29, 2028. Performance achievement is based upon cumulative adjusted EPS, as well as average annual membership growth and tenured member renewal rate, over such performance period, with the shares earned, if any, also subject to vesting based on continued employment through April 1st immediately following the end of such three-year performance period. Based on relative performance through the end of fiscal year 2025, we estimate these awards will be earned at a level above target but below maximum (i.e., between 100% and 300% of the target amount). As required by SEC rules, however, the table reflects these awards at a total of 200% of target, assuming target achievement of cumulative adjusted EPS (100%) and maximum achievement of membership growth (an additional 100%).

(9)
Represents performance share units granted in fiscal year 2021 in connection with Mr. Werner’s leadership with the strategic evaluation of the company’s co-branded credit card program. Fifty percent (50%) of the performance share units vested on September 27, 2025, and 50% will be eligible to vest on September 27, 2026, subject to continued employment through that date. The compensation committee determined the achievement of the performance goals within the ninety-day period following the end of the performance period, defined as Year 3 of the co-branded credit card program. If co-brand spend during such performance period (the “performance target”) was not achieved, 50% of the applicable tranche of the performance share units could have vested if the co-brand spend during the applicable performance period was at least 90% of the performance target (the “floor”) and up to 200% of the shares subject to the performance share units could have vested upon achievement of 110% of the performance target during the applicable performance year (the “maximum”). Achievement of co-brand spend between the floor, performance target and maximum levels would have been determined by linear interpolation, provided that if co-brand spend was less than the floor, no shares under the applicable performance share unit tranche would vest. Based on actual performance of co-brand spend through the end of the performance period as well as approval of the compensation committee during fiscal year 2025, these awards have been earned at a level of maximum performance, i.e. 200% of the target amount. As required by SEC rules, these awards are reflected in the table at the actual performance level achieved (i.e., 200% of the target amount).

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Option exercises and stock vested for fiscal year 2025
The following table sets forth the aggregate number of options to purchase shares of our common stock exercised by our NEOs in fiscal year 2025 and the aggregate number of shares of restricted stock and performance share units that vested in fiscal year 2025. The value realized on exercise of options is the product of (1) fair market value of a share of our common stock on the date of exercise minus the exercise price, multiplied by (2) the number of shares of common stock underlying the exercised options. The value realized on vesting of stock awards is the product of (i) the closing price of our common stock on the NYSE on the vesting date (or, if there were no reported sales on such date, the most recent previous date on which sales were reported), multiplied by (ii) the number of shares vesting.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)

Bob Eddy	262,500	25,543,652	223,281	24,495,522
Laura Felice	—	—	32,630	3,748,534
Paul Cichocki	—	—	51,488	5,914,941
Bill Werner	20,000	1,868,193	43,551	4,552,380
Tim Morningstar	—	—	31,733	3,645,487

(1)	Includes shares withheld to pay taxes on the restricted stock awards and performance share units, if any.
Non-qualified Deferred Compensation
The following table provides information regarding our Executive NQDC Plan for fiscal year 2025:

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Bob Eddy	1,206,883	122,772	364,452	—	1,838,242
Laura Felice	—	68,207	31,285	—	177,179
Paul Cichocki	—	81,848	33,283	—	211,222
Bill Werner	—	52,292	27,283	—	140,966
Tim Morningstar	—	72,754	35,353	—	169,499

(1)	The balances, if any, shown represent compensation included in the “Executive NQDC Plan Discretionary Contributions” column of the “All Other Compensation” table.
(2)
The values in this column consist of amounts credited as earnings for 2025 on the Executive NQDC Plan account balances. These amounts do not constitute above-market earnings and are not included in amounts reported in the “Summary Compensation Table”.

For additional information regarding the deferred compensation plans included in the above table, please refer to the “Non-Qualified Deferred Compensation Plan” section, above.
Employment agreements and potential payments upon termination or change in control
The following section describes the employment agreements that we have, or had, as applicable with our NEOs as well as other severance or change in control arrangements or policies, including applicable terms of equity awards. The company, in its discretion, may also decide to provide payments or benefits that are not specifically required to these agreements, arrangements or policies in connection with any particular termination or change in control.
NEO employment agreements
BJ’s Wholesale Club, Inc. has entered into employment agreements with each of Mr. Eddy, dated as of January 30, 2011; Ms. Felice, dated May 10, 2021, Mr. Cichocki, dated as of January 30, 2020; Mr. Werner dated as of May 10, 2021, and Mr. Morningstar dated as of November 17, 2021.

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The initial term of Mr. Eddy’s employment agreement was for a period of five years, ending on January 30, 2016, after which he was to remain employed by the company subject to the termination provisions of his agreement; none of Ms. Felice’s or Messrs. Cichocki’s, Werner’s or Morningstar’s employment agreements specified a term of employment. Mr. Eddy is subject to a 24-month post termination non-competition covenant, a 24-month post-termination non-solicitation covenant, and a perpetual confidentiality covenant. Ms. Felice and Messrs. Cichocki, Werner and Morningstar are each subject to a 12-month post termination non-competition covenant, a 24-month post-termination non-solicitation covenant, and a perpetual confidentiality covenant.
Pursuant to each employment agreement (except for Mr. Eddy), the company has certain obligations that become due in the event of termination. If any of Ms. Felice and Messrs. Cichocki, Werner and Morningstar are terminated by the company without cause (as defined in the applicable employment agreement), then, subject to the executive entering into a binding and irrevocable release of claims and the executive’s continued compliance with the applicable post-termination non-competition, non-solicitation and confidentiality provisions, each executive is entitled to receive (i) a continuation of his or her base salary for a period of 24 months after termination, (ii) an amount equal to the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the company’s applicable health plans for up to 24 months, subject to earlier termination in specified instances and payable over such period, (iii) a pro rata portion of any amounts the executive would have been entitled to receive under the company’s Annual Incentive Plan had she or he remained employed by the company until the end of the fiscal year during which termination occurred, payable in lump sum and (iv) any other payments or benefits arising from the executive’s participation in other company plans to the extent such plans provide for post-termination employment benefits.
Upon a termination due to death or disability, in addition to the accrued amounts, subject to the execution of a release of claims, each of the executives is eligible to receive (i) the annual cash incentive the executive would have been entitled to receive had he or she remained employed until the end of the fiscal year (prorated for the period of active employment during the fiscal year), and (ii) any other payments or benefits arising from the executive’s participation in other company plans to the extent such plans provide for post-termination employment benefits.
On May 10, 2021, the company entered into an employment agreement with Mr. Eddy, in connection with his promotion to the office of president and chief executive officer of the company, effective April 19, 2021, which superseded his previous employment agreement described above. In fiscal year 2025, the compensation committee approved an increase in Mr. Eddy’s annual base salary from $1.35 million to $1.45 million. The compensation committee approved a fiscal year 2025 target annual cash incentive award opportunity equal to 175% of his annual base salary, and annual long-term incentive awards in the amount of $12.5 million, consisting of 60% performance-based restricted stock units and 40% restricted stock, for a target total direct compensation for fiscal year 2025 equal to $16.488 million. Mr. Eddy’s current employment agreement also provides that on or after April 19, 2021, to the extent Mr. Eddy’s employment is terminated without cause (as defined in such employment agreement), he is entitled to receive, in addition to any accrued amounts, subject to his entering into a binding and irrevocable release of claims and his continued compliance with the applicable post-termination non-competition, non-solicitation and confidentiality provisions, (i) an amount equal to the sum of (a) his base salary for a period of 12 months after termination and (b) his target annual cash incentive, payable in substantially equal installments in such manner and at such times as Mr. Eddy’s base salary was being paid immediately prior to such termination (or if such termination occurs upon or following the occurrence of a change in control, such amount will be paid in a single lump sum); (ii) an amount equal to the difference between Mr. Eddy’s actual COBRA premium costs and the amount he would have paid had he continued coverage as an employee under the company’s applicable health plans for up to 12 months, subject to earlier termination in specified instances, (iii) if such termination had occurred on or after July 1st of a fiscal year, a pro rata portion of the annual cash incentive to which Mr. Eddy would have been entitled had he remained employed by the company until the end of the fiscal year, (iv) full accelerated vesting of any stock awards or stock options that are unvested and held by him as of the termination date and (v) any other payments or benefits arising from Mr. Eddy’s participation in other company plans to the extent such plans provide for post-termination employment benefits. The employment agreement also includes provisions regarding termination due to death or disability that are the same as those contained in Mr. Eddy’s prior employment agreement.
Each NEO’s employment agreement was amended on November 23, 2024. The amendment to each NEO’s employment agreement clarified the “for cause” termination definition and added standard 409A provisions to protect trigger of penalty taxes tied to severance payments. The amendment with Mr. Eddy includes these changes and also revises the “Good Reason” definition to include Mr. Eddy’s removal from the role of chairman of the board of BJ’s Wholesale Club Holdings, Inc. or his ineligibility to serve in the role due to an amendment to the bylaws or corporate governance policies of BJ’s Wholesale Club Holdings, Inc.
Equity awards
Generally, the terms of our 2018 Plan and the applicable award agreements entered into with our NEOs provide that, as of the date of an NEO’s termination of employment, unvested options and restricted stock will automatically be forfeited, cancelled or repurchased, as applicable. However, all outstanding equity award agreements with our NEOs provide for, upon termination due to death or disability, as applicable: (i) full vesting of all time-based awards, including restricted stock awards and stock options, (ii) pro-rata vesting of all performance-based awards, including performance share units, based on actual performance as of the end of the applicable performance period, pro-rated based on the period of employment during the applicable performance period, and (iii) the extension of the post-termination exercise window for vested stock options from 90 days to three years. Additionally, in the event of a change in control, as defined in the 2018 Plan, any outstanding awards granted under the 2018 Plan (other than those

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subject to performance-based vesting) will continue in effect or be assumed or substituted by the successor of the company or the company, if the surviving entity, unless the compensation committee elects to (i) terminate such awards in exchange for cash, rights or property, or (ii) cause such awards to become fully exercisable and no longer subject to any forfeiture restrictions prior to the consummation of a change in control. Any awards subject to performance-based vesting terms will be treated as provided in the applicable award agreement or as determined by the compensation committee (or its successor) within its sole discretion. However, if the applicable NEO’s employment is terminated without cause (as such term is defined in the sole discretion of the compensation committee or set forth in the applicable award agreement) upon or within the 24 month period following a change in control, then the vesting of any awards that were continued, assumed or substituted will accelerate and the NEO will become fully vested in such awards. In the event of termination of employment with us, vested stock options granted under our 2018 Plan that would otherwise remain exercisable generally cease to be exercisable three months or 90 days after termination of employment, except in connection with a termination due to death or disability as discussed above. In the event of termination of employment with us, vested stock options under the Fourth Amended and Restated 2011 Stock Option Plan of BJ’s Wholesale Club Holdings, Inc., as amended, that would otherwise remain exercisable generally cease to be exercisable 90 days after termination of employment or, in the event of a termination due to death or disability, one year after termination of employment. All unexercised stock options are immediately forfeited in the event of a termination of employment for cause.
Timing of awards
The compensation committee has not granted, nor does it intend to grant, equity awards in anticipation of the release of material, nonpublic information. Similarly, the company has not timed, nor does it intend to time, the release of material, nonpublic information based on equity award grant date.
Annual Incentive Plan
Pursuant to the terms of the Annual Incentive Plan, if a participant’s employment is terminated during a fiscal year due to death, retirement on or after age 65 or retirement on or after age 55 with a minimum of ten years of service, then the participant is entitled to a pro rata portion of the annual cash incentive to which the participant would have been entitled for that fiscal year under the Annual Incentive Plan had the participant remained employed by the company until the end of the fiscal year.
Summary of potential payments upon a termination or change in control
The following table summarizes the payments that would be made to our NEOs upon the occurrence of a qualifying termination of employment or change in control, assuming that each NEO’s termination of employment with the company or a change in control occurred on January 31, 2026. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees. Each of the payments below are subject to the NEOs compliance with certain restrictive covenants including, but not limited, to non-solicits and non-competes as provided in their respective employment agreements.

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Name	Benefit	Termination without cause or for good reason, as applicable ($)	Termination due to death or disability ($)(1)(2)	Change in control ($)	Qualifying termination without cause or for good reason, as applicable, in connection with a change in control ($)

Bob Eddy	Severance benefit(3)	3,987,500	—	—	3,987,500
	Continuation of health benefits(4)	24,415	24,415	—	24,415
	Value of accelerated restricted stock and stock unit awards(5)	9,565,414	9,565,414	—	9,565,414
	Value of accelerated performance stock unit awards	—	23,183,875	14,178,583(6)	14,178,583
	Annual incentive(7)	—	—	—	—
	Other	—	—	—	—
Laura Felice	Severance benefit(8)	1,600,000	—	—	1,600,000
	Continuation of health benefits(9)	24,415	24,415	—	24,415
	Value of accelerated restricted stock and stock unit awards(5)	—	2,382,179	—	2,382,179
	Value of accelerated performance stock unit awards	—	3,648,535	2,371,952(6)	2,371,952
	Annual incentive(7)	—	—	—	—
	Other	—	—	—	—
Paul Cichocki	Severance benefit(8)	2,000,000	—	—	2,000,000
	Continuation of health benefits(9)	15,881	15,881	—	15,881
	Value of accelerated restricted stock and stock unit awards(5)	—	2,992,375	—	2,992,375
	Value of accelerated performance stock unit awards	—	4,747,337	3,247,452(6)	3,247,452
	Annual incentive(7)	—	—	—	—
	Other	—	—	—	—
Bill Werner	Severance benefit(8)	1,300,000	—	—	1,300,000
	Continuation of health benefits(9)	24,415	24,415	—	24,415
	Value of accelerated restricted stock and stock unit awards(5)	—	1,323,001	—	1,323,001
	Value of accelerated performance stock unit awards	—	3,792,557	2,317,551(6)	2,317,551
	Annual incentive(7)	—	—	—	—
	Other	—	—	—	—
Tim Morningstar	Severance benefit(8)	1,700,000	—	—	1,700,000
	Continuation of health benefits(9)	21,946	21,946	—	21,946
	Value of accelerated restricted stock and stock unit awards(5)	—	2,145,717	—	2,145,717
	Value of accelerated performance stock unit awards	—	3,265,269	2,215,173(6)	2,215,173
	Annual incentive(7)	—	—	—	—
	Other	—	—	—

(1)
As set forth above under “—Equity Awards”, subsequent to January 30, 2021, the compensation committee determined to modify all applicable award agreements entered into with our NEOs to address the treatment of such awards upon the death of the NEO.

(2)
For valuation purposes, we have assumed the closing price of our common stock on the NYSE on January 30, 2026 (the last trading day prior to January 31, 2026) of $92.44, and that the 2021 PSUs would be earned at 200% of target, the 2023 PSUs would be earned at a level below target, and each of the 2024 PSUs and 2025 PSUs would be earned at a level between target and the 300% maximum. A pro rata portion of the PSUs shall vest based on the total number of PSUs multiplied by a fraction, the numerator of which shall be the number of calendar days from the first day of the performance period to the date of such termination due to death or disability and the denominator of which shall be the total number of days in the performance period.

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(3)
Such amount includes 12 months’ base salary and the executive’s target annual cash incentive, payable in substantially equal installments for 12 months after termination and in a single lump sum in respect of a qualifying termination occurring on or following a change in control. This amount is also payable upon Mr. Eddy’s resignation for good reason as defined in Mr. Eddy’s employment agreement.

(4)
Such amount includes the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the company’s applicable health plans for 12 months. This amount is also payable upon a termination by Mr. Eddy for good reason as defined in Mr. Eddy’s employment agreement.

(5)
Includes shares of restricted stock and restricted stock units. The value of unvested shares of restricted stock and restricted stock units was calculated by multiplying the number of unvested shares by $92.44, the closing price of our common stock on the NYSE on January 30, 2026 (the last trading day prior to January 31, 2026).

(6)
Includes performance stock units (“PSUs”). In the event that a change of control occurs before a performance condition is satisfied, the performance condition will be deemed achieved at target, irrespective of actual achievement of the performance condition, and a pro rata portion of the PSUs shall vest based on the total number of PSUs multiplied by a fraction, the numerator of which shall be the number of calendar days from the first day of the performance period to the date of such change in control and the denominator of which shall be the total number of days in the performance period. The value was calculated by multiplying the number of pro-rated shares of stock by $92.44, the closing price of our common stock on the NYSE on January 30, 2026 (the last trading day prior to January 31, 2026).

(7)	No amounts are shown because the executives already were fully vested in their annual cash incentives on January 31, 2026.
(8)	Such amount includes 24 months’ base salary, payable in substantially equal installments for 24 months after termination.
(9)
Such amount includes the annual difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the company’s applicable health plans. These benefits may continue for up to twenty-four months.

Compensation risk assessment and management
We monitor our compensation policies and practices for our employees to determine whether they encourage unnecessary or excessive risk-taking. Due to the greater emphasis placed on incentive compensation at higher levels of our organization, and the fact that these individuals are more likely to make decisions that impact corporate performance and could have a material adverse effect on us, our review focuses primarily on our executive compensation policies and practices. We believe that the risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on us primarily because of the following reasons:
•	Vesting conditions. Vesting schedules for restricted stock, restricted stock units, and performance share units cause management to have a significant amount of unvested awards at any given time;
•	Balanced incentives. Our executive compensation program has a meaningful focus on long-term equity compensation with fixed and variable features;
•
Multiple performance objectives. Short-term or annual incentive compensation opportunities are capped and therefore do not incentivize employees to maximize short-term performance at the expense of long-term performance and annual cash incentive compensation is based on pre-established company financial metrics;

•
Recoupment protocols. We have a clawback policy that will allow us to recoup incentive compensation in the event of a restatement or material miscalculation that resulted from fraud or other intentional misconduct by one of our executive officers;

•	Competitive alignment. Our compensation levels and opportunities are in line with appropriate competitive practice;
•	Equity ownership requirements. Our executives and directors are expected to maintain an ownership interest in the company that aligns their interests with those of our shareholders; and
•	Incentive plan caps. Executive incentive plans are capped at 200% of target for cash incentives and 300% for equity incentives.
Director and executive stock ownership guidelines
In order to complement our compensation programs and further align the interests of our NEOs with those of our shareholders, our board adopted director stock ownership guidelines and executive stock ownership guidelines pursuant to which the following persons are expected to own equity in the company with the following aggregate market values:

Position	Stock ownership guidelines
Chief executive officer	5x annual base salary
Executive vice president	3x annual base salary
Senior vice president	1x annual base salary
Non-employee director	5x annual cash retainer, excluding committee retainers or retainers paid for service as lead director

Our non-employee directors and our executive officers are expected to attain compliance with these ownership guidelines. For new non-employee directors, they must attain compliance by the fifth anniversary of their appointment or election. In the case of an executive officer, they must attain compliance by the fifth anniversary of their hire or promotion date. Thereafter, non-employee directors and executive officers are required to certify as to his or her compliance with these ownership guidelines at least once each year.

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2025 CEO pay ratio
As required by Item 402(u) of Regulation S-K, the company is disclosing the following information about the relationship of the annual total compensation of our CEO and the median of the annual total compensation of our employees (other than the CEO) for fiscal year 2025:
•	The total annual compensation of our CEO was $16,678,036 as disclosed in the Summary Compensation Table.
•	The annual total compensation of our median employee was $26,797.
•	The ratio of the total annual compensation of our CEO to the annual total compensation of our median employee was 622 to 1.
We identified the median employee for the fiscal year 2025 pay ratio using the following methodology and material assumptions. To identify the median of the total annual compensation of our active employees as of January 31, 2026, we used total wages from our payroll records for the period from February 2, 2025 (the first day of fiscal year 2025) through January 31, 2026 (the last day of fiscal year 2025); we included any full-time, part-time, temporary or seasonal employees, but excluded our CEO; and we did not annualize compensation for any full-time or part-time permanent employees who were employed by the company on February 2, 2025 but did not work for us the entire year or make any full-time equivalent adjustments for part-time employees. We consistently applied this compensation measure and methodology to all of our employees included in the calculation.
We determined the annual total compensation for fiscal year 2025 of our median employee (who was calculated to be a part-time employee) in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table.
This information is being provided for compliance purposes. The ratio presented herein is a reasonable estimate and may not be comparable to the pay ratio presented by other companies. Neither the compensation committee nor management of the company used the pay ratio measure in making compensation decisions.

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Pay versus performance
The information below presents the relationship between the compensation of the company’s named executive officer and certain performance measures in accordance with Item 402(v) of Regulation S-K (“Pay Versus Performance Table”). For a discussion of the company’s compensation programs and pay for performance philosophy, please refer to the section captioned “Compensation Discussion and Analysis,” above.
Pay Versus Performance Table
The information below presents the relationship between compensation actually paid (“CAP”) of the company’s NEOs and certain performance measures in accordance with Item 402(v) of Regulation S-K.
Year	Summary Compensation Table total for first Principal Executive Officer (“PEO”) ($)[1]	Compensation actually paid to first PEO ($)[2]	Summary Compensation Table total for second PEO ($)[1]	Compensation actually paid to second PEO ($)[2]	Average Summary Compensation Table total for non-PEO NEOs ($)[1]	Average compensation actually paid to Non-PEO NEOs ($)[2]	Value of initial fixed $100 investment based on:		Net income (millions) ($)	Adjusted EBITDA (millions) ($)[4]
							Total shareholder return ($)	Peer group total shareholder return ($)[3]
(a)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	16,678,036	20,650,215	—	—	3,876,570	4,239,801	219.73	164.12	578	1,158
2024	13,608,152	39,628,190	—	—	3,160,495	7,723,158	235.44	161.20	534	1,091
2023	10,858,552	6,059,860	—	—	3,021,845	2,293,990	153.34	123.16	524	1,088
2022	12,249,164	23,888,302	—	—	3,548,597	6,422,497	165.68	87.69	513	914
2021	16,340,546	37,445,973	21,626,020	15,984,701	3,681,469	7,736,013	137.70	105.90	427	880

(1)
For 2025, 2024, 2023, and 2022, the PEO is Mr. Eddy. For 2021, the first PEO is Mr. Eddy, who was appointed as president and chief executive officer on April 19, 2021. The second PEO is Mr. Delaney, who served as our PEO in 2021 until he passed away unexpectedly on April 8, 2021. Our non-PEO NEOs for the covered years are as follows:

2021	2022	2023	2024	2025

Laura Felice	Laura Felice	Laura Felice	Laura Felice	Laura Felice
Paul Cichocki	Paul Cichocki	Paul Cichocki	Paul Cichocki	Paul Cichocki
Jeff Desroches	Jeff Desroches	Jeff Desroches	Jeff Desroches	Bill Werner
Bill Werner	Scott Kessler	Bill Werner	Bill Werner	Tim Morningstar
Graham Luce

(2)	The following adjustments relating to equity awards were made to total compensation for each year to determine CAP as computed in accordance with Item 402(v) of Regulation S-K:

Year	Summary Compensation Table total ($)	Total equity award Adjustments ($)	Compensation actually paid ($)

First PEO (Mr. Eddy)
2025	16,678,036	3,972,179	20,650,215
Non-PEO NEOs
2025	3,876,570	363,232	4,239,801

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The total equity award adjustments for each applicable fiscal year are detailed below:

Year	Value of equity awards disclosed in the Summary Compensation Table ($)	Year end fair value of equity awards granted in the year and unvested ($)	Year-over-year change in fair value of outstanding and unvested equity awards ($)	Fair value as of vesting date of equity awards granted and vested in year ($)	Year-over-year change in fair value of equity awards granted in prior years that vested in the applicable year ($)	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year ($)	Total equity award adjustments ($)

First PEO (Mr. Eddy)
2025	(12,499,863)	16,093,157	(3,425,843)	0	3,804,729	0	3,972,179
Non-PEO NEOs
2025	(2,293,637)	2,768,416	(621,528)	0	509,980	0	363,232

The valuation methodologies used to calculate fair values for each measurement date do not materially differ from those used at the time of grant of each respective award.
(3)	Represents total shareholder return for the S&P 500 Retail Index.
(4)	Represents Adjusted EBITDA, which is defined in the Compensation Discussion and Analysis section of this Proxy Statement.
Relationship between compensation actually paid and financial performance
In accordance with Item 402(v) of Regulation S-K, the following graphs illustrate the relationship between the amounts disclosed in the Pay Versus Performance Table, above, as CAP to Total Shareholder Return, Peer Group Total Shareholder Return, GAAP Net Income and Adjusted EBITDA.

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Tabular list of performance measures
The following table lists the financial performance measures that the company considers to be the most important financial performance measures used by the company to link compensation actually paid to its NEOs for the most recently completed fiscal year to performance of the company.

Adjusted EBITDA
Comparable club sales
Adjusted EPS
Membership Growth & Retention

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Compensation committee interlocks and insider participation
During fiscal year 2025, the members of the compensation committee (or other committee performing equivalent functions) were Darryl Brown, Steve Ortega, Ken Parent and Chris Peterson.
During fiscal year 2025, none of our executive officers served as a member of the board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the board or compensation committee.
Compensation committee report
The compensation committee has discussed and reviewed the prior Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee of the Board of Directors:
Ken Parent (Chair)
Darryl Brown
Steve Ortega
Chris Peterson

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Proposal 4 Ratification of appointment of independent registered public accounting firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account, the overall strength and reputation of the firm, the firm’s global capabilities relative to our business and the firm’s knowledge of our operations.

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1996. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2026.

The board unanimously recommends that you vote “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Although ratification is not required by our bylaws or otherwise, the board is submitting the appointment of PricewaterhouseCoopers LLP to our shareholders for ratification because we value our shareholders’ views on the company’s independent registered public accounting firm and it is a good corporate governance practice. If our shareholders do not ratify the appointment, the audit committee will take that act into consideration, together with such other factors it deems relevant, in determining its next appointment of independent auditors. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from shareholders.
Board recommendation
The board unanimously recommends you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026.

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Audit, audit-related, tax and all other fees
The table below sets forth the aggregate fees billed to BJ’s for services related to fiscal year 2025 and fiscal year 2024, respectively, by PricewaterhouseCoopers LLP, our independent registered public accounting firm.

Fiscal year 2025 ($)	Fiscal year 2024 ($)

Audit fees(1)	3,255,250	3,111,988
Audit-related fees(2)	270,000	—
Tax fees(3)	207,500	140,800
All other fees(4)	2,125	2,125
Total fees	3,734,875	3,254,913

(1)
Audit fees consisted of fees billed for professional services rendered for the audit of our consolidated annual financial statements, audit of the effectiveness of internal controls over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consisted of fees billed for system pre-implementation services.
(3)
Tax fees consisted of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance, tax planning and compliance work.

(4)	All other fees related to licenses for disclosure compliance software.
Pre-approval policies and procedures
The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.
On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the company’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.
The services provided to us by PricewaterhouseCoopers LLP in fiscal year 2025 and fiscal year 2024 were provided in accordance with our pre-approval policies and procedures, as applicable.

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Audit committee report
The audit committee operates pursuant to a charter which is reviewed periodically by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance—Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management the company’s audited financial statements for fiscal year 2025. The audit committee also discussed with the company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence and discussed with the Company’s independent registered public accounting firm their independence from the company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the board that the company’s audited financial statements be included in its Annual Report on Form 10-K for fiscal year 2025 filed with the SEC.
Submitted by the Audit Committee of the Board of Directors:
Chris Peterson (Chair)
Maile Naylor
Steve Ortega
Marie Robinson
Rob Steele

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Beneficial ownership
To our knowledge, except as otherwise indicated, each of the persons, groups of affiliated persons or entities listed in the tables below has sole voting and investment power with respect to the shares beneficially owned by him, her or such group or entity. For purposes of the tables below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of any shares that such person has the right to acquire within 60 days after April 1, 2026. For purposes of computing the percentage of outstanding shares held by each person, group of affiliated persons or entities named below, any shares that such person, group of affiliated persons or entities has the right to acquire within 60 days after April 1, 2026 are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person, group of affiliated persons or entities. The percentage of shares beneficially owned is computed on the basis of 127,692,428 shares of our common stock outstanding as of April 17, 2026.
Beneficial ownership of directors and executive officers
The following beneficial ownership table sets forth, as of April 17, 2026, information regarding the beneficial ownership of the company’s common stock by (i) each of our current directors and our NEOs for fiscal year 2025 and (ii) all current directors and NEOs as a group.

Name of beneficial owner(1)	Shares beneficially owned	% of shares beneficially owned
Bob Eddy(2)	646,944	*
Laura Felice(3)	222,529	*
Paul Cichocki(4)	105,236	*
Bill Werner(5)	100,557	*
Tim Morningstar(6)	38,780	*
Ken Parent(7)	26,013	*
Chris Peterson(8)	24,125	*
Michelle Gloeckler(9)	19,938	*
Maile Naylor(10)	19,938	*
Rob Steele(11)	16,198	*
Steve Ortega(12)	12,383	*
Darryl Brown(13)	12,001	*
Marie Robinson(14)	6,108	*
Dave Burwick(15)	3,694	*
All directors and executive officers as a group (18 persons)(16)	1,347,943	1.1%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)	Address for all persons listed is c/o BJ’s Wholesale Club, Inc., 350 Campus Drive, Marlborough, Massachusetts 01752.
(2)
Consists of (a) 2,000 shares of common stock held by his dependent children, (b) 201,139 shares of common stock, (c) 105,191 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (d) 338,614 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(3)
Consists of (a) 16,522 shares of common stock held in a grantor retained annuity trust, (b) 66,291 shares of common stock, (c) 26,577 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions), and (d) 113,139 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(4)	Consists of (a) 73,978 shares of common stock and (b) 31,258 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(5)
Consists of (a) 24,021 shares of common stock, (b) 33,712 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions), and (c) 42,824 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

(6)	Consists of (a) 14,872 shares of common stock and (b) 23,908 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(7)	Consists of (a) 24,351 shares of common stock and (b) 1,662 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(8)	Consists of (a) 22,463 shares of common stock and (b) 1,662 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(9)	Consists of (a) 18,276 shares of common stock and (b) 1,662 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).

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(10)	Consists of (a) 18,276 shares of common stock and (b) 1,662 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(11)	Consists of (a) 14,536 shares of common stock and (b) 1,662 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(12)	Consists of (a) 10,721 shares of common stock and (b) 1,662 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(13)	Consists of (a) 10,339 shares of common stock and (b) 1,662 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(14)	Consists of (a) 4,446 shares of common stock and (b) 1,662 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(15)	Consists of (a) 2,032 shares of common stock and (b) 1,662 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions).
(16)
Consists of (a) 565,189 shares of common stock, (b) 288,177 shares of unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (c) 494,577 shares of common stock issuable upon the exercise of outstanding options that are currently exercisable.

Beneficial ownership of more than 5% shareholders
Based on information available as of April 14, 2026, the following are the only beneficial owners of more than 5% of the company’s common stock, known by the company:

Name and Address of Beneficial Owner	Shares Beneficially Owned	% of Shares Beneficially Owned

Blackrock, Inc.(1) 50 Hudson Yards New York, New York 10001	11,669,848	8.9%
Victory Capital Management(2) 15935 La Cantera Parkway San Antonio, TX 78256	8,399,786	6.4%
FMR LLC(3) 245 Summer Street Boston, Massachusetts 02210	8,153,418	6.2%

(1)
Based on a Schedule 13G/A filed with the SEC on January 25, 2024, BlackRock, Inc. has sole voting power over 11,274,738 shares of our common stock and sole dispositive power over 11,669,848 shares of our common stock.

(2)
Based on a Schedule 13G/A filed with the SEC on February 10, 2026, Victory Capital Management has sole voting power over 8,399,786 shares of our common stock and sole dispositive power over 8,399,786 shares of our common stock.

(3)
Based on a Schedule 13G/A filed with the SEC on November 5, 2025, FMR LLC has sole voting power over 6,918,271 shares of our common stock and sole dispositive power over 8,153,418 shares of our common stock.

Certain relationships and related person transactions
Review and approval of related person transactions
The board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). The board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock listed on the NYSE. Our related person transaction policy requires that the audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K (which are transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest). It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
One of the Company’s suppliers, The Goodyear Tire & Rubber Company (“Goodyear”), became a related party of BJ’s Wholesale pursuant to Item 404(a) effective January 19, 2026 due to a family relationship between executives at each company. Goodyear is a leading manufacturer of tires and the Company procures Goodyear product for sale and installation at BJ’s tire centers within the retail clubs. The Company incurred approximately $61.6 million of costs payable to Goodyear during fiscal year 2025. The Company did not have any related party transactions during fiscal year 2024 or 2023.

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Indemnification agreements
Our bylaws provide that we indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our bylaws. In addition, our charter provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.
There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

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Proposal 5 Shareholder proposal regarding governing by majority vote
We received the following proposal from John Chevedden, 2215 Nelson Avenue, No. 205 Redondo Beach, CA 90278, a beneficial owner of at least $25,000 of our common stock.

In accordance with SEC rules, we are presenting the text of the proposal and supporting statement in this Proxy Statement as they were submitted to us. The stockholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the meeting.

The board unanimously recommends that you vote “AGAINST” the Shareholder Proposal.

Stockholder proposal and statement of support
Proposal 5 - Govern by Majority Vote

Shareholders request that the Board of Directors take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.
This means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This proposal includes that BJ’s Wholesale Club, Inc. shall state in its governing documents that it shall not have any super-majority voting standards, which includes default super-majority voting standards, upon adoption of this proposal.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. The supermajority voting requirements, like those of BJ’s Wholesale Club, Inc. have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements can be used to block proposals supported by most shareowners.
This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy and Macy’s. These votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.
This proposal topic also received impressive 98% support in 2024 at annual meetings of Domino’s Pizza, FMC Corporation, ConocoPhillips, Masco Corporation and Power Integrations without any special effort by the proponent.
Please vote yes: Govern by Majority Vote - Proposal 5

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BJ’s Wholesale
Statement of Opposition (Chevedden Proposal)
RECOMMENDATION OF THE BOARD OF DIRECTORS - COMPANY’S STATEMENT IN OPPOSITION TO PROPOSAL 5
The board unanimously recommends that you vote AGAINST this proposal.
The board has carefully considered this proposal and believes that its adoption is not in the best interests of the company and its shareholders for the reasons stated below.
BJ’s believes complying with the proposal is unnecessary and not in the best interests of our members and shareholders given the existing protections for shareholders.
BJ’s Wholesale Club is committed to strong corporate governance practices that promote accountability, long-term value creation, and responsiveness to shareholders. Our governance framework reflects ongoing engagement with shareholders and regular review by the board. The company has adopted a majority voting standard for the election of directors in uncontested elections and maintains other governance practices designed to ensure board accountability. Additionally, in 2022, the company submitted a proposal that was approved by shareholders that reduced the standard for amending the company’s certificate of incorporation and bylaws from a supermajority standard to a standard of the majority of voting power of the outstanding shares.
Despite this recent shareholder action with respect to the company’s voting standards, the proposal would require the board to remove all voting provisions in our governing documents, including those that may arise under state law, and to replace them with a simple majority standard in every circumstance. This sweeping mandate would remove important protections that are designed to safeguard the interests of all shareholders.
Supermajority voting provisions are not “entrenchment mechanisms” when thoughtfully tailored. Rather, they are commonly used for fundamental corporate actions—such as certain amendments to governing documents or extraordinary transactions—that could have long-lasting consequences for the company and its shareholders. In these limited contexts, a higher voting threshold helps ensure that significant structural changes receive broad and durable shareholder support, not merely a bare majority that may represent a transient or narrowly concentrated interest.
The proposal’s rigid approach would eliminate prudent safeguards that promote stability and continuity in the company’s governance framework, limit the board’s ability to respond appropriately to evolving circumstances and fiduciary obligations, and override state-law-based default standards that are part of a balanced statutory scheme designed to protect shareholder rights.
Importantly, the proposal would require automatic changes without regard to the specific context of each provision or whether the applicable voting standard continues to serve shareholders’ long-term interests. The board believes that governance standards should be evaluated thoughtfully and on a case-by-case basis rather than through a one-size-fits-all mandate.
Against the backdrop of the board’s evaluation of shareholder feedback and best practices, the board believes that retaining current voting standards is in the best interests of the company and its shareholders.
FOR THE REASONS SET FORTH ABOVE, THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 5.

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Proposal 6 Shareholder proposal regarding a report on GHG emissions reduction efforts
We received the following proposal from Trillium ESG Small/Mid Cap Fund, One Congress Street Suite 3101, Boston, MA 02114, a beneficial owner of at least $25,000 of our common stock.

In accordance with SEC rules, we are presenting the text of the proposal and supporting statement in this Proxy Statement as they were submitted to us. The stockholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the meeting.

The board unanimously recommends that you vote “AGAINST” the Shareholder Proposal.

Stockholder proposal and statement of support
WHEREAS: Climate change-driven impacts could erase trillions in global GDP by 2050, posing macroeconomic risks that may substantively depress returns for long-term diversified investors.1,2 Without significant near-term action to mitigate greenhouse gas (GHG) emissions, climate change is predicted to drive severe and costly weather events for many decades.3,4 For companies like BJ’s that rely on a consistent supply of high-quality agricultural products, climate change can pose financial risk as droughts, floods, and heat waves increasingly challenge farmers and meat producers in its supply chain.5,6
In 2021, BJ’s identified its climate strategy, energy consumption, and operational and supply chain GHG emissions as material to its business and subsequently committed to set emissions reduction targets. It later narrowed the scope of its planned targets significantly from its full value chain to its operational emissions. However, in 2025, it abandoned its commitment and removed all sustainability-related disclosure from its website including all previous corporate responsibility reports.
This significant reversal raises concerns about company leadership’s execution on its commitments. Further, BJ’s actions are squarely at odds with trends in corporate climate commitments. In its review of 2024 CDP disclosures, PwC writes that, in contrast to recent headlines, companies increased their climate ambition at a rate of 37%, far outweighing those in retreat.7 The Conference Board draws an identical conclusion, noting that “companies with deep operational integration, value-creation alignment, and stable leadership have proven the most resilient [in keeping their commitments] despite shifting political environments.”8
Moreover, BJ’s industry peers such as Costco, ALDI, Kroger, and Albertson’s have set GHG emissions reduction targets and annually publish progress on sourcing clean energy, reducing refrigerant emissions, and minimizing food waste. BJ’s could do the same.
With 30% of the votes cast in favor of this same resolved clause in 2025, we believe it is incumbent upon the company to take concrete steps to respond to investor concerns. In addition, we believe the proposal provides ample flexibility such that board and management can fulfill their respective fiscal responsibilities while driving environmental improvements.
RESOLVED: Shareholders request BJ’s issue a report, above and beyond existing disclosures, describing if and how it could increase the scale, pace, and rigor of its GHG emissions reduction efforts. The report should be updated annually, prepared at reasonable cost, and omit proprietary information.
SUPPORTING STATEMENT: In determining relevant content for the report, we recommend, at management’s discretion, taking into consideration:
•	Approaches used by advisory groups like the Science Based Targets initiative.
•	Describing strategies, initiatives, metrics, and milestones it could employ to reduce emissions.
•	The feasibility of setting targets for renewable energy, energy efficiency, and refrigerant emissions reduction and other measures deemed appropriate by management.
[1]	https://www.nber.org/system/files/working_papers/w32450/w32450.pdf
[2]	https://www.esgdive.com/news/climate-related-ﬁnancial-risk-to-more-than-triple-by-2050-lseg/803381/3
[3]	https://www.ipcc.ch/report/ar6/syr/resources/spm-headline-statements/
[4]	https://www.undrr.org/gar/gar2025
[5]	https://www.usatoday.com/story/news/nation/2025/06/20/climate-change-agriculture-food-supply/84284326007/
[6]	https://www.sciencedirect.com/science/article/pii/S0048969724011860
[7]	https://www.pwc.com/us/en/services/esg/library/assets/pwc-sustainability-decarbonization-2025.pdf
[8]	https://corpgov.law.harvard.edu/2025/05/03/corporate-climate-disclosures-and-practices-risk-emissions-and-targets/

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BJ’s Wholesale
Statement of Opposition (Trillium Proposal)
RECOMMENDATION OF THE BOARD OF DIRECTORS - COMPANY’S STATEMENT IN OPPOSITION TO PROPOSAL 6
The board unanimously recommends that you vote AGAINST this proposal.
The board has carefully considered this proposal and believes that its adoption is not in the best interests of the company and its shareholders for the reasons stated below.
BJ’s believes complying with the proposal would be burdensome and an inefficient use of company resources and not in the best interests of our members and shareholders.
The board has carefully considered this proposal and believes it is unnecessary, financially burdensome, and that it would divert capital and management attention away from operational improvements that generate measurable environmental and financial returns. The board is committed to operational efficiency and responsible resource stewardship, unlike this proposal, which would require a costly report that would not actually improve sustainability or expedite any improvements, and would divert resources from activities that actually make a difference.
The company is already taking meaningful action through targeted, disciplined investments with demonstrated environmental benefit and strong return on investment, including energy efficiency initiatives across our warehouse and distribution network, including LED lights and rooftop solar where appropriate, CO2 refrigeration and HVAC modernization that reduces both utility costs and refrigerant emissions, logistics optimization that reduces fuel consumption, and facility-level waste reduction programs. These are active operational programs with measurable outcomes rather than aspirational commitments. The company invests in environmental improvements when doing so also creates shareholder value.
The proposal imposes a significant and unjustified financial burden for little return. The claim that it can be fulfilled at “reasonable cost” materially understates reality. The company does not currently maintain the internal infrastructure, dedicated personnel, or specialized systems this mandate requires. Fulfilling it would require engaging expensive external consultants, hiring dedicated personnel, licensing emissions tracking platforms, and diverting senior management time, all on a recurring annual basis. Those resources are better deployed directly into the emissions reduction programs already generating results and identifying new areas where investment drives a tangible return. It is a poor use of company resources to fund a report about what the company could do rather than continuing to focus on programs that the company is doing.
Peers who publish extensive sustainability reports do so with infrastructure built over years at significant cost, often driven by external regulatory requirements not applicable to the company. Holding the company to that standard without accounting for the investment required is unreasonable and does not add value for our members or benefit shareholders.
The proposal creates vague, open-ended obligations unbounded by any defined methodology, materiality standard, or completion criteria, all of which would need to be developed from scratch to comply. Committing to produce an annual report without adequate infrastructure risks disclosures that are incomplete, misleading, or prohibitively expensive to prepare and developing an adequate reporting infrastructure to avoid these risks would divert critical company resources away from our central mission to provide value to our members. Moreover, the annual update requirement transforms a one-time cost into a permanent obligation with no defined endpoint.
The requested report will not reduce emissions or add shareholder value. The company’s obligations to shareholders and to sound environmental stewardship are best fulfilled by continuing to fund and execute operational programs such as energy efficiency, refrigeration, logistics, and waste reduction that produce tangible outcomes with measurable return on investment.
FOR THE REASONS SET FORTH ABOVE, THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 6.

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Proposal 7 Shareholder proposal regarding a report on deforestation in the company’s own-brand supply chain
We received the following proposal from the New York State Common Retirement Fund, 110 State Street, Albany, NY 12236, a beneficial owner of at least $25,000 of our common stock.

In accordance with SEC rules, we are presenting the text of the proposal and supporting statement in this Proxy Statement as they were submitted to us. The stockholder proposal is required to be voted upon at the Annual Meeting only if properly presented at the meeting.

The board unanimously recommends that you vote “AGAINST” the Shareholder Proposal.

Report on Supply Chain Deforestation Impacts
RESOLVED: Shareholders request that BJ’s Wholesale Club Holdings, Inc., (“BJ’s” or “the Company”) conduct an assessment of risks of deforestation associated with its private-label brands within one year and provide a report summarizing the results. The report may, at management’s discretion, be updated annually and include an assessment of forest degradation within the supply chain; feasible, time-bound target setting; third-party monitoring and verification; and assessment of the financial and operational implications of the related risks.
Stockholder proposal and statement of support
WHEREAS: More than half of global GDP is moderately or highly dependent on nature. Ongoing deforestation threatens to disrupt the reliability of natural ecosystems and the global economy, creating potential material financial risks for companies and investors. The World Bank estimates that the degradation of natural systems, could reduce global GDP by $2.7 trillion annually by 2030. BJ’s use of commodities (e.g., beef, palm oil, soy and paper/pulp) associated with deforestation exposes its supply chain to the major drivers of global deforestation. Despite these risks, BJ’s does not publicly disclose its policies or practices for assessing and managing deforestation risk. Moreover, the Company’s removal of its sustainability reporting from its website further limits transparency into how these risks are addressed.
The Company’s 10-K identifies “consistent product quality, competitive pricing, and availability of these products is essential to developing and maintaining member loyalty to its private label brands,” all of which depend on a stable and resilient supply chain. Deforestation threatens this resiliency, yet there is no clear indication that BJ’s evaluates or mitigates related risks specifically for its private-label offerings, for which the Company has direct control over product sourcing. This concern becomes increasingly consequential as BJ’s “expect[s] to increase the sales penetration of [its] private-label items,” which currently represent 26% of annual sales. Failure to assess these risks means growing private-label sales penetration could magnify deforestation risks, including supply chain disruptions, reputational damage, and material financial implications, all of which are key risks identified in the Company’s 10-K
Peer retailers such as Costco and Kroger have disclosed deforestation risk assessment results across their supply chains, including private-label products. Furthermore, competing consumer goods companies that produce products similar to BJ’s private label brands such as Unilever, Kraft Heinz, and General Mills, have taken greater action on deforestation by implementing time-bound deforestation-free commitments across key commodities and enforcing rigorous traceability and supplier standards. BJ’s lack of comparable assessment and commitment to eliminate deforestation lags peers and limits the Company’s ability to manage supply chain risks, mitigate reputational and operational vulnerabilities, and safeguard long-term performance. A robust assessment of deforestation risks, including within BJ’s private-label offerings, Berkley Jensen and Wellsley Farms, would help ensure BJ’s private-label growth is supported by responsible sourcing, sound governance, and effective risk management.
We urge shareholders to vote FOR this proposal.

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BJ’s Wholesale
Statement of Opposition (New York State Common Retirement Fund Proposal)
RECOMMENDATION OF THE BOARD OF DIRECTORS - COMPANY’S STATEMENT IN OPPOSITION TO PROPOSAL 7
The board unanimously recommends that you vote AGAINST this proposal.
BJ’s is committed to responsible business practices and the long-term sustainability of our operations. We take our obligations to our members, our shareholders, and the communities we serve seriously. The board has carefully considered this proposal and believes that its adoption is not in the best interests of the company and its shareholders for the reasons stated below.
BJ’s believes that complying with the proposal would be expensive, disrupt our daily operations and our own-brand supply chain and bring no meaningful value to our members and shareholders
This proposal would require BJ’s to commission and publish a deforestation risk assessment, with components including third-party monitoring and verification, time-bound target-setting, and annual updates, across a complex, global private-label supply chain. Conducting such an assessment is beyond the company’s current resources and would require substantial expenditures on outside consultants, data collection infrastructure, and supply-chain auditing, as well as meaningful diversions of management time and internal resources. These are costs that would ultimately fall on our business and, by extension, on our shareholders without a demonstrated, quantifiable return.
Beyond the direct financial cost, the proposal threatens to disrupt BJ’s carefully maintained relationships with the suppliers who manufacture our private-label products. Imposing new third-party verification requirements and traceability standards on those vendors risks straining or severing supplier relationships that took years to build and that are central to delivering the consistent quality and competitive pricing our members expect and deserve. Destabilizing our own-brand supply relationships would undermine the very supply chain resilience the proponent claims to protect.
The proponent’s core premise is speculative, unsupported and not consistent with the board’s and management’s assessment of the business. A published deforestation report would not meaningfully reduce BJ's supply chain risk or enhance long-term shareholder value. The proposal does not identify a specific, documented deforestation-related disruption that BJ’s has experienced or is imminently likely to face, nor is BJ’s aware of any. It does not explain how public disclosure of a risk assessment, as opposed to BJ’s ongoing private, operational management of supply chain risk, would reduce any potential risk. And it does not demonstrate that the cost and disruption of the mandated report would be offset by any identifiable financial benefit to shareholders.
The board and senior management team are responsible for overseeing and managing the risks associated with our business, including supply chain risk. We take that responsibility seriously. We continuously evaluate the sourcing, quality, and resilience of our private-label supply chain through established internal processes, and we make sourcing decisions based on a holistic assessment of cost, quality, availability, and risk (including environmental and reputational considerations).
BJ’s value proposition to our members rests on delivering high-quality products at competitive prices. Management’s focus on operational efficiency and supply chain integrity necessarily encapsulates the assessment of risks relevant to the company and its supply chain, including, when applicable, deforestation. This operations-tailored assessment, rather than producing broad compliance-oriented public reports, is what safeguards BJ’s value proposition and drives long-term shareholder returns.
This proposal asks BJ's to incur real costs, accept real operational disruptions, and expose sensitive supply chain information—all in exchange for a public report of speculative value that duplicates work management already performs internally and strains supplier relationships. We do not believe that is a sound investment of company resources, and we do not believe it serves the interests of BJ's shareholders or members.
FOR THE REASONS SET FORTH ABOVE, THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL 7.

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Shareholder proposals and director nominations
Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our secretary at our offices at 350 Campus Drive, Marlborough, Massachusetts 01752, in writing not later than January 6, 2027.
Shareholders intending to present a proposal at the 2027 Annual Meeting, but not to include the proposal in our Proxy Statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our secretary receive written notice from the shareholder of record at the time of giving notice of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of shareholders. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than the close of business on February 18, 2027 and no later than the close of business on March 20, 2027. The notice must contain the information required by our bylaws. In the event that the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after June 18, 2027, then our secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business of the 90th day prior to the 2027 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and, in certain other cases notwithstanding the shareholder’s compliance with this deadline.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2027.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

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QUESTIONS AND ANSWERS
ABOUT THE ANNUAL MEETING
Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by the board of proxies to be voted at the Annual Meeting. We either (1) mailed you a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each shareholder entitled to vote at the Annual Meeting how to vote and how to electronically access a copy of this Proxy Statement and our Annual Report for the fiscal year ended January 31, 2026 (referred to as the “Proxy Materials”) or (2) if requested, mailed you a paper copy of the Proxy Materials. You received these Proxy Materials because you were a shareholder of record as of the close of business on April 27, 2026. If you have not received, but would like to receive, a paper copy of the Proxy Materials in paper format, you should follow the instructions for requesting such materials contained in the Notice of Internet Availability.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the Proxy Materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
What is the date, time and location of the Annual Meeting?
The Annual Meeting will be held on Thursday, June 18, 2026 at 8:00 a.m., Eastern Time. The company will be hosting the meeting live via the Internet. To attend the Annual Meeting via the Internet please visit www.virtualshareholdermeeting.com/BJ2026.
Shareholders who choose to attend the Annual Meeting will do so by accessing a live audio webcast of the Annual Meeting via the Internet at the link provided above. At this website, shareholders will be able to listen to the Annual Meeting live, submit questions and submit their vote while the Annual Meeting is being held. Please see “How Can I Attend and Vote at the Annual Meeting?” below for more information.
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

❖	Proposal 1:	Election of ten director nominees;
❖	Proposal 2:	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers;
❖	Proposal 3:	Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers;
❖	Proposal 4:	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026;
❖	Proposal 5:	Vote on a shareholder proposal regarding governing by majority;
❖	Proposal 6:	Vote on a shareholder proposal regarding a report on greenhouse gas emissions; and
❖	Proposal 7:	Vote on a shareholder proposal regarding a report on deforestation.

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Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
As of the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any continuation, postponement or adjournment thereof for consideration, and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Who is entitled to attend and vote at the Annual Meeting?
The board has set April 27, 2026 as the record date for the Annual Meeting. All persons who were registered holders of BJ’s Wholesale Club Holdings, Inc. common stock at the close of business on that date are shareholders of record for the purposes of the Annual Meeting and will be entitled to receive notice of, to attend and to vote at, the Annual Meeting or any continuation, postponement or adjournment thereof. At the close of business on the record date, there were 127,692,428 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.
Beneficial owners who, at the close of business on the record date, held their shares in an account with a broker, bank or other holder of record generally cannot vote their shares directly and instead must instruct the record holder how to vote their shares. See “How Do I Vote?—Beneficial Owners” below for more information.
What are the deadlines to submit my vote?
The deadlines to submit your votes for the Annual Meeting are set forth below.

Internet Visit www.proxyvote.com Votes cast via the Internet must be received by 11:59 p.m. EDT on June 17, 2026.	QR code Scan the QR code Votes cast by scanning the QR code must be received by 11:59 p.m. EDT on June 17, 2026.

Telephone Call 1 (800) 690-6903 Votes cast by phone must be received by 11:59 p.m. EDT on June 17, 2026.	Mail Mail your proxy card Votes cast by mail must be received by 11:59 p.m. EDT on June 17, 2026.

How do I vote?
Registered shareholders (that is, shareholders who hold shares in their own name) can vote in any of the following ways:

❖	Via the internet:
Go to www.proxyvote.com to vote via the Internet using the 16-digit control number you were provided on your proxy card or Notice of Internet Availability. You will need to follow the instructions on the website.

❖	By QR code:	Scan the QR code located on your proxy card or Notice of Internet Availability to access www.proxyvote.com and vote your shares online. Additional software may be required for scanning.
❖	By telephone:
Call 1 (800) 690-6903 from the United States. You will need to use the 16-digit control number you were provided on your proxy card or Notice of Internet Availability, and follow the instructions given by the voice prompts.

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❖	By mail:
If you received a paper copy in the mail of the Proxy Materials and a proxy card, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. You may also appoint a proxy to attend, speak and vote your shares at the Annual Meeting by submitting the proxy card and delivering such proxy to the company’s general counsel and secretary at 350 Campus Drive, Marlborough, Massachusetts 01752. The proxy need not be a registered shareholder. Proxies must be received by the deadlines set forth below under “What Are the Deadlines to Submit My Vote?”

If you sign and return your proxy, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board as described in this Proxy Statement. If any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

Beneficial owners, that is, shareholders whose shares are held in the name of a bank, broker or other holder of record (sometimes referred to as holding shares in “street name”), will receive voting instructions from the holder of record. You must follow the instructions of such broker, bank or other holder of record in order for your shares to be voted.

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Can I revoke my proxy or change my vote after I have voted?
Yes. If you are a registered shareholder and previously voted by Internet, telephone, scanning a QR code or mail, you may revoke your proxy or change your vote by:
▪	voting online at the Annual Meeting;
▪	voting again by Internet, telephone or scanning the QR code as set forth above before the closing of those voting facilities at 11:59 pm EDT on June 17, 2026;
▪	mailing a proxy card that is properly signed and dated with a later date than your previous vote and that is received no later than 11:59 pm EDT on June 17, 2026; or
▪
sending a written notice of revocation to our general counsel and secretary, c/o BJ’s Wholesale Club Holdings, Inc., 350 Campus Drive, Marlborough, Massachusetts 01752, which must be received before the commencement of the Annual Meeting.

If you hold shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance online (without further action) at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the company before your proxy is voted or you vote at the Annual Meeting.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the board. The board’s recommendations are set forth below under “How Does the Board Recommend That I Vote?”, as well as with the description of each proposal in this Proxy Statement.
How can I attend and vote at the Annual Meeting?
To attend and participate in the Annual Meeting, shareholders may access the live audio webcast of the meeting in the following manner:
❖
Shareholders of record will need to log in at www.virtualshareholdermeeting.com/BJ2026 using their 16-digit control number provided in the Notice and Access Card and in the instructions that accompany the proxy materials. A list of shareholders will be made available at the corporate headquarters for the ten (10) days preceding the meeting.

❖	Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares.
If you are unable to locate your control number, you will still be able to join the Annual Meeting as a guest by accessing www.virtualshareholdermeeting.com/BJ2026 and following the guest login instructions; you will not, however, be able to vote or submit questions.
Further instructions on how to attend, participate in and vote at the Annual Meeting, including how to demonstrate your ownership of our stock as of the record date, are available at www.virtualshareholdermeeting.com/BJ2026.
Access to the audio webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Eastern Time. We encourage shareholders to login to this website and access the webcast before the Annual Meeting’s start time. Online check-in will begin at 7:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
Submitting questions at the Annual Meeting.
•	You may submit questions for the meeting in advance at www.proxyvote.com
•	You may also submit live questions during the meeting at www.virtualshareholdermeeting.com/BJ2026
•	A response to each relevant question will be posted on our investor relations website if we do not answer your question during the meeting.
•	Questions received during the meeting that are pertinent to the company and meeting matters will be answered in accordance with the rules of conduct for the Annual Meeting, as time permits.

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•
The rules of conduct for the Annual Meeting will be available at www.virtualshareholdermeeting.com/BJ2026 during the Annual Meeting. Only shareholders who log in using their unique 16-digit control number, which appears on the Notice and Access Card and the instructions that accompany the proxy materials, will be able to submit questions at the Annual Meeting.

Availability of live webcast to team members and other constituents. The live audio webcast will be available not only to our shareholders, but also to our team members and other constituents. Such constituents will be able to attend the virtual Annual Meeting by accessing www.virtualshareholdermeeting.com/BJ2026 and following the guest login instructions; they will not, however, be able to vote or submit questions.
Webcast replay of the Annual Meeting. A webcast replay of the Annual Meeting will be available until the sooner of June 18, 2027 or the date of the next Annual Meeting of Shareholders to be held in 2027.
Technical difficulties or trouble accessing the virtual meeting website. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
How many shares must be present to hold the Annual Meeting?
In order to establish a quorum at the Annual Meeting, the holders of a majority in voting power of the company’s common stock issued and outstanding and entitled to vote, must be present by remote communication or represented by proxy. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain, withhold or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, then either (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present by remote communication or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

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How many votes are required to approve each proposal?
The table below further summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes required	Voting options	Impact of “withhold”, “abstain” or broker non-votes	Broker discretionary voting allowed

Proposal 1: Election of ten director nominees	The plurality of the votes cast. This means that the ten nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)
Proposal 2: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.
		“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)
Proposal 3: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.
		“ONE YEAR” “TWO YEARS” “THREE YEARS” “ABSTAIN”	None(2)	No(3)
Proposal 4: Ratification of appointment of independent registered public accounting firm
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.
		“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)
Proposal 5: Shareholder proposal regarding majority voting
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.
		“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

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Proposal 6: Shareholder proposal regarding a report on reduction of greenhouse gas emissions
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.
	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)
Proposal 7: Shareholder proposal regarding a report on deforestation
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting by the holders entitled to vote thereon.
	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

(1)	Votes that are “withheld” and broker non-votes will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” or a broker non-vote is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.
What is a “broker non-vote” and how does it affect voting?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because:
❖	the broker has not received voting instructions from the shareholder who beneficially owns the shares; and
❖	the broker lacks the authority to vote the shares at their discretion.
Under current stock exchange interpretations that govern broker non-votes, each of Proposal 1 for the election of director nominees, Proposal 2 for approval, on an advisory (non-binding) basis of the compensation of our named executive officers, Proposal 3 for approval, on an advisory (non-binding) basis of the frequency of future advisory votes on the compensation of our named executive officers and Proposals 5, 6 and 7 to vote on shareholder proposals, is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal 4 for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026, is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
How does the board recommend that I vote?
The board recommends that you vote:
❖	FOR each of the nominee’s election to the board set forth in this Proxy Statement.
❖	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
❖	For ONE YEAR as the frequency, on an advisory (non-binding) basis, of future votes on the compensation of our named executive officers.
❖	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026.
❖	AGAINST the shareholder proposal regarding majority voting.
❖	AGAINST the shareholder proposal regarding a report on greenhouse gas emissions.
❖	AGAINST the shareholder proposal regarding a report on deforestation.

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Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in-person or by telephone, electronic transmission and facsimile transmission. Brokers, banks and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Additional information
Availability of materials
Important notice regarding the availability of materials for the 2026 Annual Meeting of shareholders to be held on Thursday, June 18, 2026: The Proxy Statement and Annual Report for the fiscal year ended January 31, 2026 are available free of charge at www.proxyvote.com. by calling Broadridge Financial Solutions, Inc. at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Householding of shareholder documents
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. A separate copy of this Proxy Statement and the Annual Report will be promptly delivered to you upon request

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SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BJ2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 17, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94958-P49928 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BJ'S WHOLESALE CLUB HOLDINGS, INC.

The Board of Directors recommends you vote FOR each of the following nominees:

	For All	Withhold All	For All Except
1. Election of ten director nominees for term expiring 2027:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Darryl Brown
02) Dave Burwick
03) Bob Eddy
04) Michelle Gloeckler
05) Maile Naylor
06) Steve Ortega
07) Ken Parent
08) Chris Peterson
09) Marie Robinson
10) Rob Steele

	For	Against	Abstain
2. Approve, on an advisory (non-binding) basis, the compensation of the named executive officers of BJ's Wholesale Club Holdings, Inc.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of the named executive officers of BJ's Wholesale Club Holdings, Inc.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in the full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V94959-P49928

BJ'S WHOLESALE CLUB HOLDINGS, INC.
Annual Meeting of Shareholders
June 18, 2026 8:00 a.m. Eastern Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Graham Luce and Joe McGrail, and each of them, without the other and with power of substitution as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this proxy card, all the shares of common stock of BJ'S WHOLESALE CLUB HOLDINGS, INC. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held online at www.virtualshareholdermeeting.com/BJ2026 at 8:00 a.m. Eastern Time on June 18, 2026 or any continuation, postponement or adjournment thereof, with all power which the undersigned would possess if present at the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side and in the discretion of the proxies with respect to such matters as may properly come before the Annual Meeting.

(Continued and to be marked, dated and signed, on other side)